                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         Dated as of September 29, 2003

                                      among

                      PACKAGING DYNAMICS OPERATING COMPANY,
                                  as Borrower,

                         PACKAGING DYNAMICS CORPORATION,
                                       and
                    The Domestic Subsidiaries of the Borrower
                         from time to time party hereto,
                                 as Guarantors,

                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and L/C Issuer,

                               NATIONAL CITY BANK,
                              as Syndication Agent

                       LASALLE BANK NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

                         The other Lenders party hereto

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Runner

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.....................................................................     1
         1.1       Definitions..................................................................................     1
         1.2       Other Interpretive Provisions................................................................    31
         1.3       Accounting Terms.............................................................................    32
         1.4       Rounding.....................................................................................    33
         1.5       References to Agreements and Laws............................................................    33
         1.6       Times of Day.................................................................................    33
         1.7       Letter of Credit Amounts.....................................................................    33

SECTION 2  THE COMMITMENTS AND CREDIT EXTENSIONS................................................................    33
         2.1       Revolving Loans and Term Loans...............................................................    33
         2.2       Borrowings, Conversions and Continuations of Loans...........................................    35
         2.3       Letters of Credit............................................................................    37
         2.4       Prepayments..................................................................................    47
         2.5       Termination or Reduction of Aggregate Revolving Commitments..................................    49
         2.6       Repayment of Loans...........................................................................    50
         2.7       Interest.....................................................................................    52
         2.8       Fees.........................................................................................    52
         2.9       Computation of Interest and Fees.............................................................    53
         2.10      Evidence of Debt.............................................................................    53
         2.11      Payments Generally...........................................................................    54
         2.12      Sharing of Payments..........................................................................    56

SECTION 3  TAXES, YIELD PROTECTION AND ILLEGALITY...............................................................    56
         3.1       Taxes........................................................................................    56
         3.2       Illegality...................................................................................    58
         3.3       Inability to Determine Rates.................................................................    58
         3.4       Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.......    59
         3.5       Funding Losses...............................................................................    60
         3.6       Matters Applicable to all Requests for Compensation..........................................    61
         3.7       Survival.....................................................................................    61

SECTION 4  GUARANTY.............................................................................................    61
         4.1       Guaranty of Payment..........................................................................    61
         4.2       Credit Party Obligations Unconditional.......................................................    62
         4.3       Reinstatement................................................................................    63
         4.4       Certain Additional Waivers...................................................................    63
         4.5       Remedies.....................................................................................    64
         4.6       Rights of Contribution.......................................................................    64
         4.7       Guarantee of Payment; Continuing Guarantee...................................................    64

SECTION 5  CONDITIONS PRECEDENT.................................................................................    64
         5.1       Closing Conditions...........................................................................    64
         5.2       Conditions to All Extensions of Credit.......................................................    69

SECTION 6  REPRESENTATIONS AND WARRANTIES.......................................................................    69
         6.1       Financial Condition..........................................................................    69
         6.2       No Material Change...........................................................................    70
         6.3       Organization and Good Standing...............................................................    70
         6.4       Due Authorization............................................................................    71
         6.5       No Conflicts.................................................................................    71
         6.6       Consents.....................................................................................    71
         6.7       Enforceable Credit Party Obligations.........................................................    71
         6.8       No Default...................................................................................    72
         6.9       Ownership....................................................................................    72
         6.10      Indebtedness.................................................................................    72
         6.11      Litigation...................................................................................    72
         6.12      Taxes........................................................................................    72
         6.13      Compliance with Law..........................................................................    72
         6.14      ERISA........................................................................................    73
         6.15      Subsidiaries as of the Closing Date..........................................................    74
         6.16      Use of Proceeds..............................................................................    74
         6.17      Government Regulation........................................................................    74
         6.18      Environmental Matters........................................................................    75
         6.19      Intellectual Property........................................................................    76
         6.20      Solvency.....................................................................................    76
         6.21      Investments..................................................................................    76
         6.22      Location of Collateral.......................................................................    77
         6.23      Disclosure...................................................................................    77
         6.24      Licenses, etc................................................................................    77
         6.25      Collateral Documents.........................................................................    77
         6.26      Burdensome Restrictions......................................................................    78
         6.27      Labor Contracts and Disputes.................................................................    78
         6.28      Broker's Fees................................................................................    78
         6.29      Classification as Senior Indebtedness........................................................    78
         6.30      Tax Shelter Regulations......................................................................    78

SECTION 7  AFFIRMATIVE COVENANTS................................................................................    79
         7.1       Information Covenants........................................................................    79
         7.2       Financial Covenants..........................................................................    82
         7.3       Preservation of Existence and Franchises.....................................................    83
         7.4       Books and Records............................................................................    83
         7.5       Compliance with Law..........................................................................    84
         7.6       Payment of Taxes and Claims..................................................................    84
         7.7       Insurance....................................................................................    84
         7.8       Maintenance of Property......................................................................    86
         7.9       Collateral...................................................................................    86
         7.10      Use of Proceeds..............................................................................    86
         7.11      Audits/Inspections...........................................................................    87
         7.12      Additional Subsidiaries......................................................................    87
         7.13      Post-Closing Covenant........................................................................    88

SECTION 8  NEGATIVE COVENANTS...................................................................................    89
         8.1       Indebtedness.................................................................................    89
         8.2       Liens........................................................................................    90
         8.3       Nature of Business...........................................................................    90
         8.4       Consolidation; Merger; Dissolution; Liquidation; Winding Up..................................    90
         8.5       Disposition of Assets........................................................................    91
         8.6       Sale Leasebacks..............................................................................    92
         8.7       Investments..................................................................................    92
         8.8       Restricted Payments..........................................................................    92
         8.9       Restrictions on Modifications to and Payments of Certain Indebtedness........................    92
         8.10      Transactions with Affiliates.................................................................    93
         8.11      Fiscal Year; Organizational Documents........................................................    93
         8.12      No Limitations...............................................................................    93
         8.13      Ownership of Subsidiaries; Limitations on Operations of Borrower.............................    94
         8.14      No Other Negative Pledges....................................................................    94
         8.15      No Foreign Subsidiaries......................................................................    95

SECTION 9  EVENTS OF DEFAULT....................................................................................    95
         9.1       Events of Default............................................................................    95
         9.2       Acceleration; Remedies.......................................................................    98
         9.3       Allocation of Payments After Event of Default................................................    99

SECTION 10  ADMINISTRATIVE AGENT................................................................................   100
         10.1      Appointment and Authorization of Administrative Agent........................................   100
         10.2      Delegation of Duties.........................................................................   101
         10.3      Liability of Administrative Agent............................................................   101
         10.4      Reliance by Administrative Agent.............................................................   101
         10.5      Notice of Default............................................................................   102
         10.6      Credit Decision; Disclosure of Information by Administrative Agent...........................   102
         10.7      Indemnification of Administrative Agent......................................................   103
         10.8      Administrative Agent in its Individual Capacity..............................................   103
         10.9      Successor Administrative Agent...............................................................   104
         10.10     Administrative Agent May File Proofs of Claim................................................   104
         10.11     Collateral and Guaranty Matters..............................................................   105
         10.12     Other Agents; Arrangers and Managers.........................................................   106

SECTION 11  MISCELLANEOUS.......................................................................................   106
         11.1      Amendments, Etc..............................................................................   106
         11.2      Notices and Other Communications; Facsimile Copies...........................................   109
         11.3      No Waiver; Cumulative Remedies...............................................................   110
         11.4      Attorney Costs, Expenses and Taxes...........................................................   110
         11.5      Indemnification by the Borrower..............................................................   111
         11.6      Payments Set Aside...........................................................................   112
         11.7      Successors and Assigns.......................................................................   112
         11.8      Confidentiality..............................................................................   115
         11.9      Set-off......................................................................................   116
         11.10     Interest Rate Limitation.....................................................................   116
         11.11     Counterparts.................................................................................   117

11.12     Integration; Effectiveness; Continuing Agreement.............................................   117
11.13     Survival of Representations and Warranties...................................................   118
11.14     Severability.................................................................................   118
11.15     Tax Forms....................................................................................   118
11.16     Replacement of Lenders.......................................................................   120
11.17     Governing Law................................................................................   121
11.18     Waiver of Right to Trial by Jury.............................................................   121

SCHEDULES

Schedule 1.1(a)         Investments
Schedule 1.1(b)         Permitted Liens
Schedule 1.1(c)         Existing Letters of Credit
Schedule 2.1            Pro Rata Shares
Schedule 5.1(e)         Mortgage Properties
Schedule 5.1(h)         Corporate Structure
Schedule 6.10           Indebtedness
Schedule 6.15           Subsidiaries
Schedule 6.19           Intellectual Property
Schedule 6.22(a)        Real Property Locations
Schedule 6.22(b)        Personal Property Locations
Schedule 6.22(c)        Chief Executive Offices
Schedule 6.27           Labor Contract and Disputes
Schedule 7.7            Insurance
Schedule 7.10           Indebtedness Repaid at Closing
Schedule 11.2           Notices

EXHIBITS

Exhibit A               Form of Loan Notice
Exhibit B               Form of Pledge Agreement
Exhibit C               Form of Security Agreement
Exhibit D-1             Form of Revolving Note
Exhibit D-2             Form of Tranche A Term Note
Exhibit D-3             Form of Tranche B Term Note
Exhibit E               Form of Officer's Certificate
Exhibit F               Form of Joinder Agreement
Exhibit G               Form of Assignment and Assumption

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of September 29, 2003 among PACKAGING DYNAMICS OPERATING COMPANY, a Delaware corporation (the "Borrower"), PACKAGING DYNAMICS CORPORATION, a Delaware corporation ("Parent"), and each of the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

                                    RECITALS

         WHEREAS, Packaging Dynamics, L.L.C. and International Converter, Inc., as borrowers, Packaging Holdings, L.L.C. and the Domestic Subsidiaries of the Packaging Dynamics, L.L.C., as guarantors, the lenders party thereto and Bank of America, N.A., as agent, are parties to that certain Credit Agreement dated as of November 20, 1998 (as amended and modified, the "Existing Credit Agreement");

         WHEREAS, the Lenders have agreed to refinance the Existing Credit Agreement on the terms and conditions hereinafter set forth; and

         WHEREAS, in connection with the refinancing of the Existing Credit Agreement in accordance with the terms hereof, Packaging Dynamics, L.L.C. and Packaging Holdings, L.L.C. will be merged, and the surviving limited liability company will be converted to a corporation and renamed Packaging Dynamics Operating Company.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquisition", by any Person, means the acquisition by such Person of all of the Capital Stock or all or substantially all of the Property or a division or business unit of another Person, whether or not involving a merger or consolidation with such other Person.

                  "Administrative Agent" or "Agent" means Bank of America in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

                  "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.2, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners, members or the equivalent of such Person or (b) to direct or cause direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is FORTY MILLION DOLLARS ($40,000,000).

                  "Applicable Percentage" means the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

                                                                         Applicable Percentage
                                ----------------------------------------------------------------------------------------------------
                                    Eurodollar Rate Loans              Base Rate Loans
                                --------------------------------------------------------------
                                   Revolving                       Revolving
                                   Loans and                      Loans and                        Standby    Commercial
Pricing  Leverage               Tranche A Term  Tranche B Term  Tranche A Term  Tranche B Term    Letter of   Letter of   Commitment
 Level     Ratio                     Loans          Loans           Loans            Loans       Credit Fee   Credit Fee      Fee
------------------------------------------------------------------------------------------------------------------------------------
   I    < or = 1.5 to 1.0            2.25%          3.50%           1.25%            2.50%          2.25%       1.125%       0.375%
  II  < or = 2.0 to 1.0              2.50%          3.50%           1.50%            2.50%          2.50%       1.250%       0.500%
            but
        > 1.5 to  1.0
  III   < or = 2.75 to 1.0           2.75%          3.50%           1.75%            2.50%          2.75%       1.375%       0.500%
            but
        > 2.0 to  1.0
   IV   < or = 3.50 to 1.0           3.00%          3.50%           2.00%            2.50%          3.00%       1.500%       0.500%
             but
        > 2.75 to 1.0
   V    > 3.50 to 1.0                3.25%          3.50%           2.25%            2.50%          3.25%       1.625%       0.500%

                  The Applicable Percentage for purposes of calculating the applicable interest rate for any day for any Loan, the Applicable Percentage of the Commitment Fee for any day for purposes of Section 2.8(a), the Applicable Percentage of the Standby Letter of Credit Fees for any day for purposes of Section 2.3(i)(i) and the Commercial Letter of Credit Fees for any day for purposes of Section 2.3(i)(ii) shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided that (a) if the Borrower fails to provide the officer's certificate required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentages for such Calculation Date shall be based on Pricing Level V from such Calculation Date until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio and (b) the initial Pricing Level on the Closing Date shall be set at Level IV and shall remain at Level IV until the first Calculation Date following the Closing Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  The Borrower shall promptly deliver to the Administrative Agent, at the Administrative Agent's Office, at the time the officer's certificate is required to be delivered by Section 7.1(c), information regarding any change in the Leverage Ratio that would change the existing Pricing Level pursuant to the preceding paragraph.

                  "Application Period", in respect of any Asset Disposition, has the meaning set forth in Section 8.5.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Arranger" means BAS, in its capacity as sole lead arranger and sole book runner.

                  "Asset Disposition" means any disposition, other than pursuant to an Excluded Asset Disposition, of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Credit Party whether by sale, lease, transfer or otherwise.

                  "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

                  "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit G.

                  "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

                  "Availability Period" means, with respect to the Revolving Commitments, the period from the Closing Date to the earliest of (a) the Maturity Date for the Revolving Loans, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.5 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.2.

                  "Bank of America" means Bank of America, N.A. or any successor thereto.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" has the meaning set forth in Section
         9.1(f).

                  "BAS" means Banc of America Securities LLC.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
         (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Baxter Springs" means the City of Baxter Springs, Kansas.

                  "Baxter Springs Debt" means the Indebtedness described in
         Schedule 6.10.

                  "Baxter Springs Intercreditor Agreement" means that certain Intercreditor Agreement dated as of November 20, 1998 among the Agent, the Borrower (as successor to Packaging Dynamics, L.L.C., a Delaware limited liability company, and assignee of Bagcraft Corporation of America, a Delaware corporation), Bagcraft Acquisition, LLC, Baxter Springs and KDOCH, as amended or modified prior to the date hereof, as amended or modified in connection with the amendment and restatement of the Existing Credit Agreement pursuant to this Credit Agreement, and as further amended, modified, restated or supplemented from time to time.

                  "Borrower" has the meaning set forth in the introductory paragraph hereto and shall include any successors or permitted assigns thereof.

                  "Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.1.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by Law or other governmental action to close in Charlotte, North Carolina, Chicago, Illinois or New York, New York; provided that in the case of Eurodollar Rate Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries on a consolidated basis which, in accordance with GAAP, would be classified as capital expenditures, but excluding in any event all obligations of the Credit Parties and their Subsidiaries under Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations or rights, in each case constituting equity interests that is the equivalent of Capital Stock in such association or business entity, or any other equity interest in such association or business entity that is the equivalent of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, the issuing Person.

                  "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions
         (a) through (d) and subdivision (f), and (f) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of the acquisition thereof at least A-1 by S&P or P-1 by Moody's or carrying an equivalent rating by an internationally recognized rating agency.

                  "Cash Tax Payments" means, for any period, any payments of federal, state and other income taxes made by the Credit Parties and their Subsidiaries in cash.

                  "Change of Control" means:

                  (a) an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Parent or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than members of the Sponsor Group becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of 35% or more of the Voting Stock of the Parent on a fully-diluted basis; or

                  (b) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

                  (c) the Parent ceases to own and control 100% of the Voting Stock of the Borrower on a fully-diluted basis; or

                  (d) the occurrence of a "change of control" under or as defined in the documents entered into in connection with the issuance of any Subordinated Indebtedness.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Collateral" means all Property of the Credit Parties in which, pursuant to the Collateral Documents, a Lien has been granted in favor of the Administrative Agent (on behalf of the Lenders).

                  "Collateral Documents" means the Security Agreement, the Pledge Agreement, the Mortgage Documents and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Property of the Credit Parties, including without limitation, UCC financing statements and patent and trademark filings with respect to the Intellectual Property of the Credit Parties.

                  "Commercial Letter of Credit Fee" has the meaning set forth in
         Section 2.3(i)(ii).

                  "Commitment Fee" has the meaning set forth in Section 2.8(a).

                  "Commitments" means, with respect to each Lender, (a) the Revolving Commitment of such Lender, (b) the Tranche A Term Loan Commitment of such Lender, (c) the Tranche B Term Loan Commitment of such Lender, and (d) the obligation of such Lender to purchase participations in L/C Obligations and make L/C Advances.

                  "Construction Loan Documents" shall have the meaning assigned to such term in the Baxter Springs Intercreditor Agreement.

                  "Credit Agreement" has the meaning set forth in the preamble hereto.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the Letter of Credit Application, and all other related agreements and documents issued or delivered by any Credit Party hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Extension" means (a) a Borrowing or (b) an L/C Credit Extension.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the L/C Issuer) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which any Credit Party is a party (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations owing from such Credit Party arising under Secured Swap Contracts.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by a Credit Party, other than Indebtedness permitted by
         Section 8.1.

                  "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Percentage applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Percentage) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

                  "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase participations in L/C Obligations required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such participation is not purchased), (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Detroit Paper Mill" means the paper mill owned by IPMC Acquisition, L.L.C. and located in or near Detroit, Michigan.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary that is organized under the Laws of the United States or any political subdivision of the United States.

                  "DPM Losses/Gains" has the meaning set forth in the definition of Net Income.

                  "EBITDA" means, for any period, with respect to the Parent and its Subsidiaries on a consolidated basis, the sum of, without duplication,

                  (a) Net Income for such period, excluding the effect of the following:

                           (i) any extraordinary or other non-recurring gains or losses (including any gain or loss from the sale of Property, but excluding (i.e. including in Net Income for purposes of this clause (a)) any gain or loss from the sale or closure of the Detroit Paper Mill); and

                           (ii) any non-cash gains or losses (including any non-cash gain or loss resulting from the Stock Option Plan, but excluding (i.e. including in Net Income for purposes of this clause (a)) any non-cash gain or loss from the sale or closure of the Detroit Paper Mill), plus

                  (b) an amount which, in the determination of Net Income for such period, has been deducted for:

                           (i)      Interest Expense for such period;

                           (ii) total Federal, state, foreign or other income or franchise taxes for such period;

                           (iii) all depreciation and amortization for such period; and

                           (iv) cash and non-cash charges and/or losses with respect to the sale of all or part of the Detroit Paper Mill and/or the closure of the Detroit Paper Mill or any part thereof (including, without limitation, severance payments related thereto) in an aggregate amount up to $35,000,000; provided that such charges shall have been incurred on or prior to December 31, 2004, all as determined in accordance with GAAP, minus

                  (c) cash expenditures related to non-cash charges previously added back to Net Income in determining EBITDA (excluding any such non-cash charges incurred in connection with the sale or closure of the Detroit Paper Mill), plus

                  (d) the write off of capitalized financing costs existing as of the Closing Date.

                  "Eligible Assets" means any assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed (it being understood that the Borrower may refuse to consent to an assignment to a potential competitor of the Borrower)); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates (other than accounts managed by Oak Hill Advisors, Inc. or its Affiliates) or Subsidiaries.

                  "Eligible Reinvestment" means (a) an acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of Eligible Assets and (b) a Permitted Acquisition.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15

         USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor Law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Issuance" means any issuance by a Credit Party to any Person (other than a Credit Party or, with respect to any issuance by the Parent, a member of the Sponsor Group) of (a) shares of its Capital Stock or (b) with respect to the Parent, any shares of its Capital Stock pursuant to (i) the exercise of options or warrants or (ii) the conversion of any debt securities to equity (other than, in each case, stock or options issued to managers, officers or directors pursuant to stock or option plans or equity plans). The term "Equity Issuance" shall not include (A) any Asset Disposition or (B) any Capital Stock of the Parent issued (1) as consideration in connection with a Permitted Acquisition or (2) where and to the extent the Net Cash Proceeds of such issuance are used as consideration in connection with a Permitted Acquisition within six (6) months after such issuance; provided that 75% of such Net Cash Proceeds shall be deposited in an interest bearing account (such interest to be for the account of the applicable Credit Party) with the Administrative Agent and shall be released (x) to the Borrower to consummate such Permitted Acquisition if such Permitted Acquisition is consummated within such six (6) month period or (y) if such Net Cash Proceeds are not used to consummate such Permitted Acquisition, to the Administrative Agent and applied as a mandatory prepayment in accordance with the terms of Section 2.4(b)(iv) and
         Section 2.4(c).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other comparable publicly available page or service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

                  "Eurodollar Rate Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Event of Default" means any of the events or circumstances specified in Section 9.1.

                  "Excess Cash Flow" means, with respect to any fiscal year period of the Parent and its Subsidiaries on a consolidated basis, an amount equal to, without duplication, (a) EBITDA for such period minus
         (b) Capital Expenditures for such period minus (c) the aggregate cash consideration paid during such period for Permitted Acquisitions minus
         (d) Interest Expense for such period minus (e) Cash Tax Payments made during such period minus (f) Scheduled Funded Debt Payments for such period minus (g) voluntary prepayments made with respect to the Term Loans or (to the extent accompanied by a permanent reduction in the Revolving Commitment) the Revolving Loans (other than a prepayment required under Section 2.4(b)) made during such period minus (h) the amount of any dividends paid in cash by the Parent to the extent permitted by Section 8.8 minus (i) to the extent added back to Net Income in calculating EBITDA for such period pursuant to clause (b)(iv) of the definition of EBITDA, cash and non-cash charges and/or losses with respect to the sale of all or any part of the Detroit Paper Mill or closure of the Detroit Paper Mill or any part thereof (including, without limitation, severance payments related thereto) minus (j) losses from discontinued operations and, prior to the date on which DPM Losses/Gains consisting of operating losses are treated as losses from discontinued operations, such DPM Losses/Gains plus (k) gains from discontinued operations and, prior to the date on which DPM Losses/Gains consisting of operating gains are treated as gains from discontinued operations, such DPM Losses/Gains.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Excluded Asset Disposition" means (a) the sale of inventory in the ordinary course of business, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (c) any Asset Disposition by one Credit Party to another Credit Party other than the Parent if (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such Asset Disposition and (ii) after giving effect to such Asset Disposition, no Default or Event of Default exists, (d) the lease or sublease of real property interests in the ordinary course of business, (e) the license of Intellectual Property in the ordinary course of business or by one Credit Party to another Credit Party, (f) any casualty or condemnation event provided that the Borrower shall comply with Section 7.7, (g) the transfer of Property constituting a Permitted Investment or permitted pursuant to Section 8.4, (h) any Equity Issuance, (i) any Restricted Payment and (j) the sale or other disposition of all or part of the Detroit Paper Mill or any assets comprising the Detroit Paper Mill to the extent that the Net Cash Proceeds of such sale or other disposition do not exceed $1,500,000.

                  "Exempt Affiliate Transactions" means (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent (including without limitation transfers of the types referred to in clause (c) of the definition of "Excluded Asset Dispositions" set forth in this
         Section 1.1), (c) transactions permitted by Section 8.1, Section 8.4,
         Section 8.7 or Section 8.8, (d) normal compensation and reimbursement of expenses of officers and directors and (e) the license of Intellectual Property by one Credit Party to another Credit Party.

                  "Existing Credit Agreement" has the meaning set forth in the recitals hereto.

                  "Existing Letters of Credit" means the Letters of Credit set forth on Schedule 1.1(c) hereto.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

         System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain letter agreement among the Borrower, BAS and the Bank of America dated as of July 23, 2003, as amended, restated or otherwise modified from time to time.

                  "Fixed Charge Coverage Ratio" means, for the Parent and its Subsidiaries as of the last day of any fiscal quarter for the twelve
         (12) month period then ended, the ratio of (a) EBITDA minus Capital Expenditures (except Capital Expenditures made in connection with Eligible Reinvestments and repairs and replacements pursuant to Section
         7.7 to the extent financed from insurance and/or condemnation proceeds or proceeds from any disposition of Property) minus Cash Tax Payments, to (b) cash Interest Expense plus Scheduled Funded Debt Payments.

                  "Foreign Lender" means (a) each Lender (or the Administrative Agent) that is a foreign person as defined in Treasury Regulations
         Section 1.1441-1(c)(2) or (b) each Lender (or the Administrative Agent) that is a wholly-owned domestic entity that is disregarded for United States federal tax purposes under Treasury Regulations Section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations
         Section 1.1441-1(c)(2).

                  "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

                  "Fully Satisfied" means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been irrevocably paid in full in immediately available funds, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been irrevocably paid in immediately available funds, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully and irrevocably Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the L/C Issuer and (d) the Commitments shall have expired or been terminated in full.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Funded Debt" of any Person means, without duplication, (a) all Indebtedness of such Person for borrowed money, excluding intercompany items, (b) all purchase money

         Indebtedness of such Person, (c) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any Synthetic Lease, (d) all obligations of such Person, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Funded Debt, in calculating aggregated Funded Debt only such other obligation shall be included), (e) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (f) all Funded Debt of another Person secured by a Lien on any Property of such Person but only to the extent of the value of such Property, whether or not such Funded Debt has been assumed and (g) all Funded Debt of any partnership or unincorporated joint venture to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, net of the fair market value of any Property of such partnership or joint venture.

                  "GAAP" means generally accepted accounting principles in the United States in effect from time to time unless otherwise provided in
         Section 1.3.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantor" means each of the Persons identified as a "Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.12.

                  "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Section 4 hereof.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection and other than customary indemnification obligations under leases and other contracts) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the payment or performance of such Indebtedness or obligations or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the lesser of (i) the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made or (ii) the maximum amount for which the guarantor or other applicable Person may be liable pursuant to the terms of the instrument governing such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor or other applicable Person in good faith.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Honor Date" has the meaning set forth in Section 2.3(c).

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any Synthetic Lease, (h) all net obligations of such Person in respect of hedging agreements, foreign currency exchange obligations, and commodity futures agreements, (i) the maximum face amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, in each case prior to the date that this is six (6) months after final Maturity Date, (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP and (l) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, in each case prior to the date that is six (6) months after the final Maturity Date. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated net of any tangible Property of such partnership or joint venture.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.5.

                  "Indemnitees" has the meaning set forth in Section 11.5.

                  "Intellectual Property" has the meaning set forth in Section 6.19.

                  "Intercreditor Agreement" means any Intercreditor Agreement entered into by the Administrative Agent, on behalf of the Lenders, with the holders (or representative thereof) of any Subordinated Indebtedness, as amended, modified, restated or supplemented from time to time.

                  "Interest Expense" means, for any period, with respect to the Parent and its Subsidiaries on a consolidated basis, all cash interest expense (paid or accrued to be paid), including the interest component of payments made under Capital Leases, as determined in accordance with GAAP.

                  "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date.

                  "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1) , two (2) , three (3) or six (6) months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                           (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (iii) no Interest Period shall extend beyond the applicable Maturity Date; and

                           (iv) with regard to Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date for such Term Loan unless the portion of applicable Term Loans comprised of Base Rate Loans, together with the portion of applicable Term Loans comprised of Eurodollar Rate Loans with Interest Periods expiring prior to such Principal Amortization Payment Date is greater than or equal to the Principal Amortization Payment due for such Term Loan on such Principal Amortization Payment Date.

                  "Investment" in any Person means (a) the Acquisition (whether for cash, Property, services, assumption of Indebtedness, securities or otherwise) of such Person or any other acquisition of shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other Property in the ordinary course of business and other than prepaid expenses in the ordinary course of business), or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit (including, without limitation, a Letter of Credit) issued on behalf of such Person) incurred for the benefit of such Person.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit F.

                  "KDOCH" means the Kansas Department of Commerce & Housing.

                  "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances and codes, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

                  "L/C Advance" means, with respect to each Revolving Lender, such Revolving Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

                  "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                  "L/C Documents" means the Letters of Credit, the Letter of Credit Applications and any other documents or agreements executed, issued or delivered in connection therewith.

                  "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder and any other Revolving Lender in its capacity as issuer of Letters of Credit hereunder who has been selected by the Borrower and has agreed to be an L/C Issuer hereunder in allowance with the terms hereof, or any successor issuer of Letters of Credit hereunder.

                  "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

                  "Leasehold Mortgage" has the meaning set forth in Section 5.1(e).

                  "Leasehold Mortgage Properties" has the meaning set forth in
         Section 5.1(e).

                  "Lender" means each Person identified on Schedule 2.1 (so long as such Person remains a party hereto in such capacity), and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns, individually or collectively, as appropriate.

                  "Lender Affiliate" means, with respect to any Lender, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Lender. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 25% or more of the securities having ordinary voting power for the election of directors, managing general partners, members or the equivalent of such Person or (b) to direct or cause direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

                  "Letter of Credit" means any letter of credit issued hereunder, including any Existing Letter of Credit. A Letter of Credit may be a standby letter of credit or a commercial letter of credit.

                  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

                  "Letter of Credit Expiration Date" means the day that is seven
         (7) days prior to the applicable Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

                  "Letter of Credit Sublimit" means an amount equal to $5,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

                  "Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) total Funded Debt of the Parent and its Subsidiaries on a consolidated basis as of such date, to (b) EBITDA of the Parent and its Subsidiaries on a consolidated basis for the twelve
         (12) month period then ended.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any financing lease having the same economic effect as any of the foregoing.

                  "Loan" or "Loans" means the Revolving Loans and the Term Loans (or a portion of any Revolving Loan or Term Loan), individually or collectively, as appropriate.

                  "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.

                  "Material Adverse Effect" means a material adverse effect, after taking into account applicable insurance, if any, on (a) the operations, financial condition, business or prospects of the Credit Parties taken as a whole, (b) the ability of a Credit Party to perform in any material respect its obligations under this Credit Agreement or any of the other Credit Documents to which it is a party, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Maturity Date" means (a) as to the Revolving Loans, Letters of Credit (and the related L/C Obligations) and Tranche A Term Loans, September 29, 2008, and (b) as to the Tranche B Term Loans, September 29, 2009.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgage Documents" means the Mortgages and the Leasehold Mortgages.

                  "Mortgage Policies" has the meaning set forth in Section
         5.1(e).

                  "Mortgages" has the meaning set forth in Section 5.1(e).

                  "Mortgage Properties" has the meaning set forth in Section 5.1(e).

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any ERISA Affiliate and at least one employer other than a Credit Party or any ERISA Affiliate are contributing sponsors.

                  "Net Cash Proceeds" means the aggregate cash proceeds received from an Asset Disposition, an Equity Issuance or a Debt Issuance net of
         (a) reasonable transaction costs payable to third parties, (b) taxes paid or a good faith estimate of the taxes payable with respect to such proceeds (including, without duplication, withholding taxes and Cash Tax Payments) and (c) with respect to any Asset Disposition, (i) the outstanding Indebtedness (including any premium, penalty or make-whole amounts related thereto, but excluding the Loans) required to be repaid as a result of such Asset Disposition and (ii) appropriate amounts to be provided by such Credit Party as a reserve in accordance with GAAP against any liabilities associated with the assets sold or disposed of in such Asset Disposition and retained by such Credit Party after such Asset Disposition, including (A) pension and other post-employment benefit liabilities, (B) liabilities related to environmental matters and (C) liabilities under any indemnification obligation associated with the assets sold or disposed of in such Asset Disposition; provided that "Net Cash Proceeds" shall include an amount equal to any reserves previously taken against any liabilities associated with any such Asset Disposition immediately upon those reserves being determined to be in excess of such liabilities.

                  "Net Income" means, for any period, the net income after taxes from continuing operations for such period of the Parent and its Subsidiaries on a consolidated basis and, prior to the date on which operating losses and gains related to the Detroit Paper Mill ("DPM Losses/Gains") are treated as losses and gains, respectively, from discontinued operations, Net Income shall exclude the effect of such DPM Losses/Gains, as determined in accordance with GAAP.

                  "Net Worth" means, as of the last day of any fiscal quarter, shareholders' equity or net worth of the Parent and its Subsidiaries on a consolidated basis as of such date (excluding the effect of (a) any cash and non-cash charges and/or losses that are added back to Net Income for all applicable periods in determining EBITDA in accordance with the terms of clause (b)(iv) of the definition of EBITDA, (b) losses and gains from discontinued operations related to the Detroit Paper Mill and (c) prior to the date on which DPM Losses/Gains are treated as losses or gains, as applicable, from discontinued operations, the DPM Losses/Gains), as determined in accordance with GAAP.

                  "Note" or "Notes" means the Revolving Notes and the Term Notes, individually or collectively, as appropriate.

                  "Outstanding Amount" means (a) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Parent" has the meaning set forth in the introductory paragraph hereto and shall include any successors or permitted assigns thereof.

                  "Participant" has the meaning set forth in Section 11.7(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means any Acquisition by the Borrower or any of its Subsidiaries; provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.9 and/or Section 7.12, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person shall have approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.2, (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, (g) after giving effect to such Acquisition, there shall be at least $10,000,000 of availability existing under the Aggregate Revolving Commitments, (h) with respect to any such Acquisition, (i) the aggregate cash consideration for such Acquisition (excluding cash proceeds from Equity Issuances made and Subordinated Indebtedness incurred in connection with such Acquisition) shall not exceed $20,000,000 and (ii) the total consideration (including cash and non-cash consideration and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness)) for such Acquisition shall not exceed $25,000,000, and (i) with respect to all such Acquisitions during the term of this Credit Agreement, (i) the aggregate cash consideration for such Acquisitions (excluding cash proceeds from Equity Issuances made and Subordinated Indebtedness incurred in connection with such Acquisitions) shall not exceed $30,000,000 and
         (ii) the total consideration (including cash and non-cash consideration and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness)) for such Acquisitions shall not exceed $50,000,000.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable or notes receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary or desirable in order to prevent or limit loss, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in another Credit Party other than the Parent, (e) to the extent permitted by Law, loans to directors, officers or employees (i) in the ordinary course of business for reasonable business expenses, not to exceed $1,000,000 in aggregate principal amount at any one time outstanding and (ii) in connection with their acquisition of Capital Stock of the Parent, not to exceed $1,000,000 in aggregate principal amount at any one time outstanding; (f) Investments in Capital Expenditures, (g) Permitted Acquisitions, (h) Investments existing as of the Closing Date and set forth on Schedule 1.1(a), (i) any deposit arrangement permitted by Section 8.2, (j) other Investments not to exceed $5,000,000 in the aggregate (determined on an incurrence basis and such amount shall be increased by the amount of any cash received from such Investments) and
         (k) guaranties of any obligation of another Credit Party (other than the Parent) to the extent the incurrence of such primary obligation is not prohibited by the terms of this Credit Agreement.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes, assessments or other governmental charges or levies not yet due or such Liens which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of Property imposed by Law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits or other Liens granted in the ordinary course of business in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits or other Liens granted in the ordinary course of business in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), restrictive covenants, matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes, (h) Liens securing judgments that would not constitute an Event of Default, (i) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(d); provided that any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition, construction or improvement thereof and any such Lien does not at any time encumber Property other than the Property financed by such purchase money Indebtedness, (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the date hereof and identified on
         Schedule 1.1(b); provided that no such Lien shall extend to any Property other than the Property subject thereto on the Closing Date,
         (l) any Lien granted in connection with any amendment, restatement, supplement, refinancing, renewal, replacement, extension or refunding (or successive amendments, restatements, refinancings, supplements, extensions or refundings) in whole or in part of any Indebtedness permitted by Section 8.1(b) other than the Baxter Springs Debt; provided that (i) the principal amount of Indebtedness secured by any such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to such amendment, restatement, refinancing, supplement, renewal, replacement, extension or refunding and (ii) no such Lien shall extend to any Property other than the Property subject thereto on the Closing Date or Property of equivalent value, (m) licenses, leases or subleases granted to others (including those constituting Excluded Asset Dispositions) not interfering in any material respect with the business of any Credit Party, (n) any interest or title of a licensor, lessor or sublessor under, leases or licenses permitted by this Credit Agreement, (o) Liens deemed to exist in connection with Investments in repurchase agreements permitted under
         Section 8.7, (p) Liens on any assets acquired in connection with a Permitted Acquisition, provided that such Liens existed at the time of consummation of such Permitted Acquisition, were not created in contemplation thereof and are not spread to cover other assets, and (q) other Liens not otherwise permitted hereunder which secure or relate to obligations not exceeding $5,000,000 in the aggregate at any one time outstanding.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means the Amended and Restated Pledge Agreement dated as of the Closing Date, substantially in the form of Exhibit B, to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "Principal Amortization Payment" means a principal payment on the Term Loans as set forth in Sections 2.6(b) and (c).

                  "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

                  "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in
         Section 7.2 in respect of a proposed Acquisition, that such Acquisition shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Administrative Agent has received the financial statements and officer's certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c). For purposes of any such calculation of the financial covenants set forth in Section 7.2 in respect of a proposed Acquisition:

                           (i) any Indebtedness incurred by any Credit Party in connection with such Acquisition (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; and

                           (ii) income statement items (whether positive or negative) attributable to the Capital Stock or Property acquired in such Acquisition shall be included to the extent relating to the relevant period.

                  "Pro Forma Compliance Certificate" means a certificate of the chief financial officer or treasurer of the Borrower delivered to the Administrative Agent in connection with any proposed Acquisition and containing reasonably detailed calculations, upon giving effect to such Acquisition on a Pro Forma Basis, of each of the financial covenants set forth in Section 7.2 as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Administrative Agent shall have received the financial statements and officer's certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c).

                  "Pro Rata Share" means as to each Lender (a) with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
         Section 9.2, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, (b) with respect to such Lender's outstanding Tranche A Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Tranche A Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Tranche A Term Loan at such time and (c) with respect to such Lender's outstanding Tranche B Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Tranche B Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Tranche B Term Loan at such time. The initial Pro Rata Share of each Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.1.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Real Properties" means the Mortgage Properties, the Leasehold Mortgage Properties and such other real properties as the Credit Parties may own or lease (as lessee or sublessee) from third parties from time to time.

                  "Register" has the meaning set forth in Section 11.7(c).

                  "Regulation U, T or X" means Regulation U, T or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

                  "Required Lenders" means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments (and participations therein) and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                  "Required Revolving Lenders" means, at any time, Revolving Lenders holding in the aggregate more than 50% of (a) the unfunded Revolving Commitments (and participations therein) and the outstanding Revolving Loans, L/C Obligations and participations therein or (b) if the Revolving Commitments have been terminated, the outstanding Revolving Loans, L/C Obligations and participations therein. The unfunded Revolving Commitments of, and the outstanding Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

                  "Responsible Officer" means the chief executive officer, president or chief financial officer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

                  "Restricted Payment" means (i) any dividend or other similar payment or distribution, direct or indirect, on account of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party, or to the holders, in their capacity as such, of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party (other than dividends or distributions payable in the same class of Capital Stock in the applicable Person or dividends or distributions payable to any Credit Party other than the Parent (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock, now or hereafter outstanding, in any Credit Party, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Capital Stock, now or hereafter outstanding, in any Credit Party and (iv) any payment or prepayment of any obligations (including without limitation principal, interest, premiums and fees) evidenced by, arising under or relating to any Subordinated Indebtedness.

                  "Revolving Lender" means any Lender holding a Revolving Commitment, as identified on Schedule 2.1, greater than zero, together with permitted successors and assigns.

                  "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make its portion of the Revolving Loans in a principal amount equal to such Lender's "Revolving Commitment" as set forth opposite the name of such Lender on Schedule
         2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, in each case as increased or decreased from time to time by any assignment with respect thereto pursuant to Section 11.7(b).

                  "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1(a).

                  "Revolving Note" has the meaning set forth in Section 2.10(a).

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

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

                  "Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Borrower, for the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases and Synthetic Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments of the Loans required pursuant to Section 2.4(b).

                  "Secured Swap Contract" means any Swap Contract between any Credit Party and any Lender or Affiliate of a Lender.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Security Agreement" means the Amended and Restated Security Agreement dated as of the Closing Date, substantially in the form of Exhibit C, to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "Senior Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) total Funded Debt (other than Subordinated Indebtedness) of the Parent and its Subsidiaries on a consolidated basis as of such date, to (b) EBITDA of the Parent and its Subsidiaries on a consolidated basis for the twelve (12) month period then ended.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Sponsor Group" means any of FW Strategic Partners, L.P. (or its designee), Keystone, Inc. (or its designee), Packaging Investors, LLC, DCBS Investors, L.L.C. and members of the executive management and directors of any Credit Party.

                  "Standby Letter of Credit Fee" has the meaning set forth in
         Section 2.3(i)(i).

                  "Stock Option Plan" means any stock option plan, phantom stock option plan or similar plan of the Borrower or the Parent, the terms of which have been approved by the Administrative Agent.

                  "Subordinated Debt Payment" means any scheduled payment or repayment of principal of, premium or interest on, or on account of any other obligations arising under, relating to or in respect of, any Subordinated Indebtedness.

                  "Subordinated Indebtedness" means any Indebtedness incurred by the Parent, on terms and conditions reasonably satisfactory to the Administrative Agent, that is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations (pursuant to an Intercreditor Agreement, if required by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent) on terms and conditions reasonably satisfactory to the Required Lenders; provided that the subordination terms of any such Indebtedness shall only be subject to the approval of the Administrative Agent (and not the Required Lenders) to the extent such Indebtedness (and the terms thereof) (a) does not exceed $10,000,000, (b) matures more than six (6) months after the final Maturity Date, (c) limits cash interest payments with respect to such Indebtedness to 6%, (d) does not require any principal payment or prepayment prior to six (6) months after the final Maturity Date and (e) prohibits cash payments of such Indebtedness if a Default or an Event of Default exists either before or after giving effect to any such payment. The term "Subordinated Indebtedness" shall not include any of the Baxter Springs Debt.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

                  "Synthetic Lease" means any synthetic lease, tax retention lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is not classified as a Capital Lease in accordance with GAAP.

                  "Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

                  "Term Note" means any of the Tranche A Term Notes and the Tranche B Term Notes and "Term Notes" means collectively the Tranche A Term Notes and the Tranche B Term Notes.

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

                  "Title Insurance Company" means Chicago Title Insurance
         Company.

                  "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

                  "Tranche A Term Lender" means any Lender holding a Tranche A Term Loan Commitment greater than zero, together with permitted successors and assigns.

                  "Tranche A Term Loan" has the meaning set forth in Section 2.1(b).

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

                  "Tranche A Term Loan Commitment" means, with respect to each Tranche A Term Lender, the commitment of such Lender to make its portion of the Tranche A Term Loan in a principal amount equal to such Lender's Pro Rata Share of the Tranche A Term Loan.

                  "Tranche A Term Note" has the meaning set forth in Section 2.10(a).

                  "Tranche B Term Lender" means any Lender holding a Tranche B Term Loan Commitment greater than zero, together with permitted successors and assigns.

                  "Tranche B Term Loan" has the meaning set forth in Section 2.1(c).

                  "Tranche B Term Loan Commitment" means, with respect to each Tranche B Term Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Pro Rata Share of the Tranche B Term Loan.

                  "Tranche B Term Note" has the meaning set forth in Section 2.10(a).

                  "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

                  "UCC" has the meaning set forth in Section 5.1(d).

                  "Unreimbursed Amount" has the meaning set forth in Section 2.3(c).

                  "Voting Stock" of a corporation means all classes of the Capital Stock of such corporation then outstanding and ordinarily entitled to vote in the election of directors (or persons performing similar functions).

                  "Wholly-Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly-Owned Subsidiaries.

         1.2      OTHER INTERPRETIVE PROVISIONS.

         With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

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

                           (ii) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

                           (iii) The term "including" is by way of example and not limitation.

                           (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP as in effect from time to time; provided that all calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in
Section 6.1(a)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within thirty (30) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Administrative Agent to which no such objection shall have been made.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.2 and for purposes of the definition of "Applicable Percentage" set forth in Section 1.1, (i)(A) income statement items (whether positive or negative) attributable to the property disposed of in any Asset Disposition as contemplated by Section 8.5 shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired in connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) income statement items (whether positive or negative) attributable to any Person or property acquired in any Acquisition contemplated by the definition of "Permitted Acquisition" set forth in Section 1.1 shall, to the extent not otherwise included in such income statements items for the Credit Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations.

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

         1.4      ROUNDING.

         Any financial ratios required to be maintained by the Borrower pursuant to Section 7.2 shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.5      REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.6      TIMES OF DAY.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.7      LETTER OF CREDIT AMOUNTS.

         Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases or decreases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                    SECTION 2

                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.1      REVOLVING LOANS AND TERM LOANS.

                  (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender's Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such

         Revolving Lender's Revolving Commitment. Within the limits of each Revolving Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1(a), prepay under Section 2.4(a), and reborrow under this Section 2.1(a). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Loan Notice and a funding indemnity letter to the Administrative Agent three (3) Business Days prior to the Closing Date in form and substance reasonably satisfactory to the Administrative Agent.

                  (b) Tranche A Term Loan. Subject to the terms and conditions set forth herein, each Tranche A Lender severally agrees to make its Pro Rata Share of a term loan (the "Tranche A Term Loan") to the Borrower on the Closing Date in an aggregate principal amount of THIRTY MILLION DOLLARS ($30,000,000). Amounts repaid on the Tranche A Term Loan may not be reborrowed. The Tranche A Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, the Tranche A Term Loan shall be made as a Base Rate Loan on the Closing Date unless the Borrower delivers a funding indemnity letter to the Administrative Agent prior to the Closing Date in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) Tranche B Term Loan. Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make its Pro Rata Share of a term loan (the "Tranche B Term Loan") to the Borrower on the Closing Date in an aggregate principal amount of FORTY MILLION DOLLARS ($40,000,000). Amounts repaid on the Tranche B Term Loan may not be reborrowed. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, the Tranche B Term Loan shall be made as a Base Rate Loan on the Closing Date unless the Borrower delivers a funding indemnity letter to the Administrative Agent prior to the Closing Date in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) Reserve for Baxter Springs Debt. Until such time as all of the obligations of the Borrower under the Construction Loan Documents shall have been paid in full and Baxter Springs shall have released all of its Liens in any Property of the Borrower or any of the other Credit Parties, a portion of the Aggregate Revolving Commitments in an amount equal to the Reserve Amount shall be reserved to finance amounts which become due and payable under the Construction Loan Documents as provided in paragraph 19 of the Baxter Springs Intercreditor Agreement. For purposes of this subsection (d), the term "Reserve Amount" shall mean, at any time, an amount equal to the lesser of (i) the then outstanding principal amount of the Indebtedness under the Construction Loan Documents and (ii) $700,000. The Reserve Amount shall not be available for Revolving Loans made pursuant to Section 2.2(a). The Reserve Amount shall not be reduced by the making of any Revolving Loans pursuant to Section 2.2(b) (except, as contemplated by the immediately preceding sentence, to the extent that the making of such Revolving Loans reduces the outstanding principal amount of the Indebtedness under the Construction Loan Documents).

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

         2.2      BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

                  (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the irrevocable notice (except as provided in Section 3.3) from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except in the case of a Revolving Loan borrowing the proceeds of which are to be applied to make a payment under the Construction Loan Documents on behalf of the Borrower in accordance with the terms of Section 2.2(b), each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.3(c) or in the case of a Borrowing of the then entire unborrowed amount of the Aggregate Revolving Commitment or in the case of a Revolving Loan borrowing the proceeds of which are to be applied to make a payment under the Construction Loan Documents on behalf of the Borrower in accordance with the terms of Section 2.2(b), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

                  (b) Subject to the other terms and conditions set forth herein (including without limitation satisfaction of the conditions precedent set forth in Section 5.2), the Borrower hereby agrees that, until such time as all of the obligations of the Borrower under the Construction Loan Documents shall have been paid in full and Baxter Springs shall have released all of its Liens in any Property of the Borrower or any of the other Credit Parties, Baxter Springs (or KDOCH on behalf of Baxter Springs) shall be authorized to request that Revolving Loans be made on behalf of the Borrower for application to any obligations which are past due under the Construction Loan Documents. Requests for Revolving Loans pursuant to this Section 2.2(b) shall be made pursuant to a written Loan Notice signed by either the Mayor of Baxter Springs or the Secretary of KDOCH, substantially in accordance with the terms of Section 2.2(a) above. The proceeds of each Revolving Loan made pursuant to this Section 2.2(b) shall be paid to the account and in accordance with the wiring instructions set forth in the related Loan Notice for application to the past due obligations of the Borrower under the Construction Loan Documents. Revolving Loans made pursuant to this Section 2.2(b) on any day shall not exceed the aggregate amount of amounts which are past due under the Construction Loan Documents on such date. On the date that any Revolving Loans are to be made pursuant to this Section 2.2(b), the Administrative Agent shall so notify the Borrower and shall send to the Borrower a copy of the related Loan Notice. The Borrower hereby agrees (A) that the Administrative Agent shall be entitled to rely upon, and shall be fully protected in acting upon and in accordance with, any Loan Notice delivered by or on behalf of Baxter Springs pursuant to this Section 2.2(b) and believed in good faith by the Administrative Agent to be genuine and correct and to have been signed, sent or made by or on behalf of the Mayor of Baxter Springs or the Secretary of KDOCH, even if such Loan Notice should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) that the Administrative Agent shall not be required to confirm or verify with the Borrower or any other Person the appropriateness or accuracy of any Loan Notice delivered by or on behalf of Baxter Springs pursuant to this Section 2.2(b), (C) to hold the Administrative Agent and the Lenders harmless in respect of any Revolving Loan advances made available to Baxter Springs pursuant to and in accordance with the terms of this Section 2.2(b), (D) that as between the Borrower and the Administrative Agent and the Lenders, the Borrower shall assume all risks of the acts of Baxter Springs or KDOCH pursuant to this Section 2.2(b), (E) that any action taken or omitted by the Administrative Agent or any Lender pursuant to or in connection with any Loan Notice delivered by or on behalf of Baxter Springs pursuant to this Section 2.2(b), if taken or omitted in good faith, shall not put the Administrative Agent or such Lender under any resulting liability to the Borrower or any other Credit Party and (F) the provisions of this
         Section 2.2(b) shall be construed and applied to protect and exculpate the Administrative Agent and the Lenders against any and all risks involved in the making of Revolving Loan advances pursuant to this
         Section 2.2(b), all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), provided that such provisions shall not be deemed to protect or exculpate the Administrative Agent or any Lender in respect of any action or inaction of such Person constituting gross negligence or willful misconduct.

                  (c) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Revolving Lender of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Borrowing is the initial Credit Extension, Section 5.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Borrowing consisting of Revolving Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

                  (d) Subject to Section 3.5, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

                  (e) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                  (f) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (i) five Interest Periods in effect with respect to Revolving Loans, and (ii) four Interest Periods in effect with respect to the Term Loans.

         2.3      LETTERS OF CREDIT.

                  (a)      The Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or, subject to the terms of Section 2.3(l), any Subsidiary designated by the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be

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

                  obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments,
                  (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Revolving Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Credit Party, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                           (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                                    (A)      any order, judgment or decree of
                           any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                                    (B)      subject to Section 2.3(b)(iii), the
                           expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance unless all of the Revolving Lenders have approved such expiry date;

                                    (C)      the expiry date of such requested
                           Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit has been Cash Collateralized to the reasonable satisfaction of the Administrative Agent and the L/C Issuer or unless all of the Required Revolving Lenders have approved such expiry date;

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

                                    (D)      the issuance of such Letter of
                           Credit would violate one or more written policies of the L/C Issuer;

                                    (E)      if such Letter of Credit (1) is a
                           standby Letter of Credit, such standby Letter of Credit is in an initial amount less than $500,000 or
                           (2) is a commercial Letter of Credit, such commercial Letter of Credit is in an initial amount less than $250,000; or

                                    (F)      such Letter of Credit is to be used
                           for a purpose other than as specified in Section 2.3(a) or is to be denominated in a currency other than Dollars.

                           (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b) Procedures for Issuance and Amendment of Letters of Credit; Automatic Renewal of Letters of Credit.

                           (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name of the account party thereof and the name and address of the beneficiary thereof;
                  (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require.

                           (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or, subject to the terms of
                  Section 2.3(l), any Subsidiary designated by the Borrower, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices for commercial and standby letters of credit, as applicable. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer without recourse a risk participation in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto in an amount equal to the product of such Revolving Lender's Pro Rata Share times the amount of such Letter of Credit. On the Closing Date, each Revolving Lender shall be deemed to have purchased from the L/C Issuer without recourse a risk participation in each Existing Letter of Credit and the obligations arising thereunder and any collateral relating thereto in an amount equal to the product of such Revolving Lender's Pro Rata Share times the amount of such Existing Letter of Credit.

                           (iii)    If the Borrower so requests in any
                  applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto Renewal Letter of Credit"); provided that any such Auto Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the Borrower and the beneficiary thereof not later than the day, in each such twelve (12) month period, agreed upon at the time such Letter of Credit is issued (the "Nonrenewal Notice Date"). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (unless such Letter of Credit has been Cash Collateralized to the reasonable satisfaction of the Administrative Agent and the L/C Issuer in which case such Letter of Credit may be extended beyond the Letter of Credit Expiration Date); provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.3(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5)

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

                  Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied or (2) from the Borrower electing not to agree to such renewal.

                           (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Upon the request of any Lender, the Administrative Agent will deliver to such Lender a list of the Letters of Credit then outstanding.

                  (c)      Drawings and Reimbursements; Funding of
                           Participations.

                           (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. (or if the notice of drawing on such Letter of Credit is given after 11:00 a.m., then not later than 12:00 noon on the next succeeding Business Day) on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in, or the notice requirement of, Section
                  2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section
                  5.2 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           (ii) Each Revolving Lender (including the Revolving Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.3(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
                  Section 2.3(c)(i) and (iii), each Revolving Lender that so makes funds available shall either (A) be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount in accordance with the terms of Section

                  2.3(c)(i) or (B) be deemed to have made an L/C Advance to fund its participation interest in an L/C Borrowing in such amount in accordance with the terms of Section 2.3(c)(iii). The Administrative Agent shall remit the funds so received to the L/C Issuer.

                           (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in
                  Section 5.2 cannot be satisfied (other than delivery of a Loan Notice) or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer a L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this
                  Section 2.3.

                           (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any Unreimbursed Amount under any Letter of Credit, interest in respect of such Revolving Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                           (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever;
                  (B) the occurrence or continuance of a Default or Event of Default, (C) the failure to satisfy any condition set forth in
                  Section 5.2 or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                           (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                  (d)      Repayment of Participations.

                           (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.3(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                           (ii)     If any payment received by the
                  Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 11.6 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                  (e) Credit Party Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                           (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

                           (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                           (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                           (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                           (v)      any other circumstance or happening
                  whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense (other than payment) available to, or a discharge of, the Borrower.

                  The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                  (f) Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
         (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer or any such Agent-Related Person, correspondent, participant or assignee, and the L/C Issuer or any such Agent-Related Person, correspondent, participant or assignee may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such party's willful misconduct or gross negligence or, with respect to the L/C Issuer only, the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

                  (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

                  (i)      Letter of Credit Fees.

                           (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a fee (the "Standby Letter of Credit Fee") for each standby Letter of Credit equal to the

                  Applicable Percentage times the daily maximum amount available to be drawn under such standby Letter of Credit (whether or not such maximum amount is then in effect under such standby Letter of Credit). The Standby Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such standby Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Percentage during any quarter, the daily maximum amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

                           (ii) The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a fee (the "Commercial Letter of Credit Fee") for each commercial Letter of Credit equal to the Applicable Percentage times the daily maximum amount available to be drawn under such commercial Letter of Credit (whether or not such maximum amount is then in effect under such commercial Letter of Credit). The Commercial Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such commercial Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Percentage during any quarter, the daily maximum amount of each commercial Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

                  (j) Fronting Fee and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee for each Letter of Credit equal to 0.125% times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee for each Letter of Credit shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                  (l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder (including any Existing Letter of Credit) shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such request shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         2.4      PREPAYMENTS.

                  (a) Voluntary Prepayments of Loans. The Borrower may, upon notice to the Administrative Agent, at any time or from time (i) voluntarily prepay Base Rate Loans in whole or in part without premium or penalty, and (ii) subject to Section 3.5 hereof, voluntarily prepay Eurodollar Rate Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Any such voluntary prepayment shall be applied to the outstanding Loans as the Borrower may elect. Each notice of a voluntary prepayment pursuant to this Section 2.4(a) shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.5. As among the applicable Lenders, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

                  (b)      Mandatory Prepayments.

                           (i) Aggregate Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess (such prepayment to be applied as set forth in Section 2.4(c) below); provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.4(b)(i) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Letter of Credit Sublimit.

                           (ii) Excess Cash Flow. Within ten (10) Business Days after the date the audited financial statements are required to be delivered pursuant to Section 7.1(a) for each fiscal year, commencing with the fiscal year ending December 31, 2004, the Borrower shall prepay the Loans in an amount equal to 50% of the Excess Cash Flow earned during the preceding fiscal year (such prepayment to be applied as set forth in Section 2.4(c) below).

                           (iii)    (A)      Asset Dispositions. Within three
                           (3) Business Days after the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(e) (such prepayment to be applied as set forth in Section 2.4(c) below); provided that up to $1,500,000 of the Net Cash Proceeds from the sale or other disposition of all or any portion of the Detroit Paper Mill or any assets comprising the Detroit Paper Mill shall be excluded from the foregoing prepayment requirements.

                                    (B)      Casualty and Condemnation Events.
                           Within three (3) Business Days after the occurrence of any event requiring application of any insurance proceeds to the prepayment of Loans and Cash Collateralization of the L/C Obligations pursuant to
                           Section 7.7(d), the Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in the amount required by such Section 7.7(d) (such prepayment to be applied as set forth in Section 2.4(c) below).

                           (iv) Issuances of Equity. Within three (3) Business Days after the receipt by a Credit Party of proceeds from any Equity Issuance, the Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in an amount equal to 75% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in Section 2.4(c) below).

                           (v) Issuance of Debt. Within three (3) Business Days after receipt by a Credit Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in an amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in Section 2.4(c) below).

                  (c) Application of Prepayments. All amounts required to be paid pursuant to Section 2.4(b)(i) shall be applied first to Revolving Loans and second to Cash Collateralize the L/C Obligations. All amounts required to be paid pursuant to Sections 2.4(b)(ii), (iv) and (v) above shall be applied first, pro rata to the outstanding Tranche A Term Loans and the Tranche B Term Loans and within each tranche pro rata among the remaining Principal Amortization Payments, until the Term Loans have been paid in full, second, to the Revolving Loans (without a corresponding reduction in the Aggregate Revolving Commitments), and third, to Cash Collateralize the outstanding L/C Obligations. All amounts required to be paid pursuant to Section 2.4(b)(iii) above shall be applied first, pro rata to the outstanding Revolving Loans (with a corresponding reduction in the Aggregate Revolving Commitments), Tranche A Term Loans and Tranche B Term Loans (and within each tranche pro rata among the remaining Principal Amortization Payments), and second, to Cash Collateralize the outstanding L/C Obligations. Within the parameters of the applications set forth above, prepayments shall be applied ratably to Base Rate Loans and Eurodollar Rate Loans. All prepayments hereunder shall be subject to Section 3.5 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. One or more holders of the Tranche B Term Loans may decline to accept a mandatory prepayment under Sections 2.4(b)(ii), (iii), (iv) or (v) to the extent there are sufficient Tranche A Term Loans outstanding (and/or, in the case of a mandatory prepayment under Section 2.4(b)(iii), sufficient Revolving Loans or L/C Obligations outstanding) to be paid with such prepayment, in which case such declined prepayments shall be allocated pro rata among the Tranche A Term Loans (and, in the case of a mandatory prepayment under Section 2.4(b)(iii), the Revolving Loans and L/C Obligations outstanding) and the Tranche B Term Loans held by Lenders accepting such prepayments. Notwithstanding anything in this
         Section 2.4(c) to the contrary, the Aggregate Revolving Commitments shall not be reduced below $30,000,000 as a result of any reduction of the Aggregate Revolving Commitments corresponding to a mandatory prepayment of Revolving Loans and/or Cash Collateralization of L/C Obligations hereunder.

                  (d) Eurodollar Prepayment Account. If the Borrower is required to make a mandatory prepayment of Eurodollar Rate Loans under
         Section 2.4(b), notwithstanding any term of Section 2.4(b) or (c) to the contrary, the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing on or prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         2.5      TERMINATION OR REDUCTION OF AGGREGATE REVOLVING COMMITMENTS.

                  (a) Voluntary Reductions. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

                  (b) Mandatory Reductions. The Aggregate Revolving Commitments automatically shall be permanently reduced from time to time in accordance with the terms of Section 2.4(c).

                  (c) General. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All Commitment Fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

         2.6      REPAYMENT OF LOANS.

                  (a) Revolving Loans. The Borrower shall repay to the Lenders on the applicable Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

                  (b) Tranche A Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche A Term Loan in twenty (20) consecutive quarterly installments (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.4) on the last Business Day of each month set forth below and on the applicable Maturity Date, unless accelerated sooner pursuant to Section 9.2:

 PAYMENT DATES         PRINCIPAL AMORTIZATION PAYMENT
-----------------------------------------------------
December, 2003                   $1,000,000
-----------------------------------------------------
  March, 2004                    $1,000,000
-----------------------------------------------------
  June, 2004                     $1,000,000
-----------------------------------------------------
September, 2004                  $1,000,000
-----------------------------------------------------
December, 2004                   $1,250,000
-----------------------------------------------------
  March, 2005                    $1,250,000
-----------------------------------------------------
  June, 2005                     $1,250,000
-----------------------------------------------------
September, 2005                  $1,250,000

-------------------------------------------
December, 2005                   $1,500,000
-------------------------------------------
  March, 2006                    $1,500,000
-------------------------------------------
  June, 2006                     $1,500,000
-------------------------------------------
September, 2006                  $1,500,000
-------------------------------------------
December, 2006                   $1,750,000
-------------------------------------------
  March, 2007                    $1,750,000
-------------------------------------------
  June, 2007                     $1,750,000
-------------------------------------------
September, 2007                  $1,750,000
-------------------------------------------
December, 2007                   $2,000,000
-------------------------------------------
  March, 2008                    $2,000,000
-------------------------------------------
  June, 2008                     $2,000,000
-------------------------------------------
 Maturity Date                   $2,000,000
===========================================

                  (c) Tranche B Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche B Term Loan in twenty-four
         (24) consecutive quarterly installments (as such installments may hereafter be adjusted as a result of prepayments made pursuant to
         Section 2.4) on the last Business Day of each month set forth below and on the applicable Maturity Date, unless accelerated sooner pursuant to
         Section 9.02:

 PAYMENT DATES         PRINCIPAL AMORTIZATION PAYMENT
-----------------------------------------------------
December, 2003                    $250,000
-----------------------------------------------------
  March, 2004                     $250,000
-----------------------------------------------------
  June, 2004                      $250,000
-----------------------------------------------------
September, 2004                   $250,000
-----------------------------------------------------
December, 2004                    $250,000
-----------------------------------------------------
  March, 2005                     $250,000
-----------------------------------------------------
  June, 2005                      $250,000
-----------------------------------------------------
September, 2005                   $250,000
-----------------------------------------------------
December, 2005                    $250,000
-----------------------------------------------------
  March, 2006                     $250,000
-----------------------------------------------------
  June, 2006                      $250,000
-----------------------------------------------------
September, 2006                   $250,000
-----------------------------------------------------
December, 2006                    $250,000
-----------------------------------------------------
  March, 2007                     $250,000
-----------------------------------------------------
  June, 2007                      $250,000
-----------------------------------------------------
September, 2007                   $250,000
-----------------------------------------------------
December, 2007                    $250,000
-----------------------------------------------------
  March, 2008                     $250,000
-----------------------------------------------------
  June, 2008                      $250,000
-----------------------------------------------------
September, 2008                   $250,000
-----------------------------------------------------
December, 2008                    $250,000
-----------------------------------------------------
  March, 2009                     $250,000

  June, 2009                     $ 250,000
--------------------------------------------
 Maturity Date                   $34,250,000
============================================

         2.7      INTEREST.

                  (a)      Subject to the provisions of subsection (b) below,
         (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Percentage; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date to the payment date at a rate per annum equal to the Base Rate plus the Applicable Percentage.

                  (b) If any amount payable by the Borrower under any Credit Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, after written notice to the Borrower, the Borrower shall pay (i) interest on the principal amount of all outstanding Credit Party Obligations which bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) all Letter of Credit fees and other fees payable pursuant to Section 2.3(i) and (j) shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                  (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.8      FEES.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.3:

                  (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee (the "Commitment Fee") equal to the Applicable Percentage times the actual daily amount by which the Aggregate Revolving Commitments exceed the Total Revolving Outstandings. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 5 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the applicable Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable

         Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

                  (b)      Other Fees.

                           (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                           (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.9      COMPUTATION OF INTEREST AND FEES.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one (1) day.

         2.10     EVIDENCE OF DEBT.

                  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Credit Party Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note which shall evidence such Lender's Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit D-1 (as amended, modified, restated, supplemented, extended, renewed, or replaced from time to time, a "Revolving Note"), (ii) in the case of the Tranche A Term Loan, be in the form of Exhibit D-2 (as amended, modified, restated, supplemented, extended, renewed, or replaced from time to time, a "Tranche A Term Note") and (iii) in the case of the Tranche B Term Loan, be in the form of Exhibit D-3 (as amended, modified, restated, supplemented, extended, renewed, or replaced from time to time, a "Tranche B Term Note"). Each Lender may attach schedules to its Note or Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

                  (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.11     PAYMENTS GENERALLY.

                  (a) Subject to Section 3.1, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders or the L/C Issuer to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds, not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to the L/C Issuer and/or each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                  (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                           (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                           (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

                  (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

                  (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

                  (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any

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

         Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12     SHARING OF PAYMENTS.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately
(a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Credit Agreement with respect to the portion of the Credit Party Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Credit Party Obligations purchased.

                                    SECTION 3

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1      TAXES.

                  (a) Any and all payments by any Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender,

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

         taxes imposed on or measured by its overall net income, branch profit taxes and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) except as provided in Section 11.15(a), the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, such Credit Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

                  (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender with respect to amounts received under any Credit Document, (ii) amounts payable under Section 3.1(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto; provided, that the Borrower shall not be required to reimburse the Administrative Agent or such Lender in respect of interest, penalties or additions to tax attributable to Taxes if such interest, penalties or additions to tax are attributable to the gross negligence or willful misconduct of the Person seeking reimbursement. Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes demand therefor.

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

                  (e) If any Lender determines in its reasonable discretion that it has actually received any refund of Taxes in connection with any deduction or withholding or payment of any additional amount by the Borrower pursuant to this Section 3.1, such Person shall reimburse the Borrower in an amount equal to such refund, on an after-tax basis and net of all expenses incurred by such Person in connection with obtaining such refund. The Borrower shall return such amount to the applicable Person in the event that such Person is required to repay such refund of Taxes. Nothing contained in this Section 3.1(e) shall interfere with the right of any Lender to arrange its tax affairs in whatever manner it deems fit or require such Person to disclose any information or any computations relating to its tax affairs.

         3.2      ILLEGALITY.

         If any Lender reasonably determines that as a result of any Law that becomes effective on or after the Closing Date, or any change on or after the Closing Date in or in the interpretation of any Law, in each case that is applicable to or binding up on such Lender, has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.3      INABILITY TO DETERMINE RATES.

         If the Required Lenders reasonably determine that by reason of circumstances arising after the Closing Date adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke without premium or penalty any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of

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

Base Rate Loans in the amount specified therein and any outstanding Eurodollar Rate Loans shall be converted on the last day of the then current Interest Period to Base Rate Loans.

         3.4 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

                  (a) If any Lender reasonably determines that as a result of any Law that becomes effective on or after the Closing Date, or any change on or after the Closing Date in or in the interpretation of any Law, in each case that is applicable to or binding upon such Lender, or such Lender's compliance therewith on or after the Closing Date, there shall be any increase in the cost to such Lender (by an amount deemed material by such Lender) of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender (by an amount deemed material by such Lender) in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
         3.1 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and
         (iii) reserve requirements contemplated by Section 3.4(c)), then from time to time within twenty (20) days of written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender, subject to Section 3.6(a), such additional amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender reasonably determines that any Law regarding capital adequacy that becomes effective on or after the Closing Date, or any change on or after the Closing Date in any Law regarding capital adequacy or in the interpretation thereof, in each case that is applicable to or binding upon such Lender, or compliance by such Lender (or its Lending Office) therewith on or after the Closing Date, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender (by an amount deemed material by such Lender) as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital) below that which such Lender or corporation could have achieved by for such effectiveness, change or compliance, then from time to time within twenty (20) days of written demand by such Lender (which demand such Lender shall deliver a copy of to the Administrative Agent), the Borrower shall pay to such Lender, subject to Section 3.6(a), such additional amounts as will compensate such Lender for such reduction.

                  (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest

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

         error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

         3.5      FUNDING LOSSES.

         Within twenty (20) days of written demand by any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (c) any prepayment of a Eurodollar Rate Loan due to any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16.

The compensation payable under this Section 3.5 to any applicable Lender shall be equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrower, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure), in each case at the applicable rate of interest for such Eurodollar Rate Loan provided for herein (excluding, however, the Applicable Percentage included therein) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

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

         3.6      MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

                  (a) Any request for compensation under this Section 3 shall be accompanied by a certificate of the Administrative Agent or any Lender claiming compensation under this Section 3 setting forth the additional amount or amounts to be paid to it hereunder (and, in reasonable detail, the calculation thereof and/or the basis thereof, to the extent applicable). Any such certificate shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

                  (b) Upon (i) any Lender making a claim for compensation under Section 3.1 or 3.4 (or the Borrower being required to pay an additional amount to any Lender or Governmental Authority for the account of any Lender under Section 3.4), (ii) any Lender giving notice under Section 3.2 of its inability to make, fund or maintain Eurodollar Rate Loans, to the extent only such Lender is unable to make, fund or maintain Eurodollar Rate Loans at such time, (iii) any Lender not making its ratable share of a Loan borrowing available or any Lender failing to participate in L/C Obligations or (iv) any Lender becoming and continuing as a Defaulting Lender, the Borrower may replace such Lender in accordance with Section 11.16.

                  (c) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to Section 3.1 or
         Section 3.4, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the good faith, reasonable judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

                  (d) The Borrower shall not be obligated to indemnify or reimburse the Administrative Agent or any Lender for any amounts pursuant to Section 3.1 or 3.4 for periods occurring prior to the 180th day before the giving of written demand for compensation of such amounts by the Administrative Agent or such Lender.

         3.7      SURVIVAL.

         All of the Borrower's obligations under this Section 3 shall survive termination of the Commitments and repayment of all other Credit Party Obligations hereunder.

                                    SECTION 4

                                    GUARANTY

         4.1      GUARANTY OF PAYMENT.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Secured Swap Contract, and the Administrative Agent as

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

hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise, giving effect to any applicable grace periods) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise, giving effect to any applicable grace periods), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise, giving effect to any applicable grace periods) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Secured Swap Contracts, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state Law.

         4.2      CREDIT PARTY OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Secured Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations (other than contingent indemnity obligations which by the terms thereof are stated to survive termination of the Credit Documents) have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Secured Swap Contract, or any other agreement or instrument referred to in the Credit Documents or such Secured Swap Contracts shall be done or omitted;

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

                  (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Secured Swap Contract, or any other agreement or instrument referred to in the Credit Documents or such Secured Swap Contracts shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                  (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Secured Swap Contract, or any other agreement or instrument referred to in the Credit Documents or such Secured Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

         4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

         4.4      CERTAIN ADDITIONAL WAIVERS.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

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

         4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders and the Administrative Agent may exercise their remedies thereunder in accordance with the terms thereof.

         4.6      RIGHTS OF CONTRIBUTION.

         The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Credit Party Obligations and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.

         4.7      GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The Guaranty in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      CLOSING CONDITIONS.

         The obligation of each Lender to enter into this Credit Agreement and make the initial Credit Extension is subject to satisfaction (or waiver by each of the Lenders) of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Administrative Agent in its sole discretion.

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

                  (b) Corporate Documents. Receipt by the Administrative Agent of the following:

                           (i) Charter Documents. Copies of the articles or certificates of incorporation, articles of organization or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;

                           (ii) Bylaws; Operating Agreement. A copy of the bylaws or operating agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;

                           (iii) Resolutions. Copies of resolutions of the Board of Directors or their equivalent of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date;

                           (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect; and

                           (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date:

                           (i) a legal opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) in form and substance reasonably satisfactory to the Administrative Agent; and

                           (ii) a legal opinion of special local counsel for each Credit Party not incorporated or organized in the States of Delaware or New York, in each case in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of incorporation or organization of each Credit Party, the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any

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

                  Collateral is located or where a filing would have been made in order to perfect the Administrative Agent's security interest in the Collateral under previous versions of Article 9 of the UCC, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii)     UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral;

                           (iii) searches of ownership of intellectual property in the appropriate governmental offices as reasonably requested by the Administrative Agent and such patent, trademark and copyright filings and recordings as are reasonably necessary to perfect the security interest of the Administrative Agent therein in the United States of America;

                           (iv) all certificates, if any, evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto; and

                           (v) to the extent valued in excess of $250,000, each instrument or chattel paper in the possession of a Credit Party, as required by the Security Agreement, together with allonges or assignments as may be reasonably necessary to perfect the Administrative Agent's security interest in such Collateral.

                  (e) Real Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) Mortgages. Fully executed and notarized amended and restated mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 5.1(e) (each a "Mortgage Property" and collectively the "Mortgage Properties"), together with such UCC-1 financing statements as are necessary with respect to each such Mortgage Property;

                           (ii) Leasehold Mortgages. Fully executed and notarized leasehold mortgages, deeds of trust or deeds to secure debt, or amendments to leasehold mortgages, deeds of trust or deeds to secure debt (each a "Leasehold Mortgage" and collectively the "Leasehold Mortgages") encumbering the leasehold interest of the Credit Parties in each real property asset leased by a Credit Party set forth on Schedule 5.1(e) (each a "Leasehold Mortgage Property" and collectively the "Leasehold Mortgage Properties"), together with such UCC-1 financing statements as are necessary with respect to each such Leasehold Mortgage Property;

                           (iii) Local Counsel Opinions. An opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in the state in which each

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                  Mortgage Property and Leasehold Mortgage Property is located with respect to the enforceability of the Mortgages and Leasehold Mortgages, standard remedies with respect thereto and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state and such other matters as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent;

                           (iv) Title Policies. ALTA or other appropriate form mortgagee title insurance policies (the "Mortgage Policies"), or datedown endorsements to existing Mortgage Policies, issued by the Title Insurance Company, in an amount satisfactory to the Administrative Agent with respect to each Real Property (which amount shall not, in any event, exceed the fair market value of such Real Property), assuring the Administrative Agent that the applicable Mortgages or Leasehold Mortgages, as applicable, create valid and enforceable mortgage liens on the respective Real Properties, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to the Administrative Agent and containing such endorsements as shall be reasonably satisfactory to the Administrative Agent and for any other matters that the Administrative Agent may reasonably request, and providing affirmative insurance and such reinsurance as the Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;

                           (v) Surveys. To the extent required to obtain Mortgage Policies (or datedown endorsements to existing Mortgage Policies) containing no survey exception to coverage, maps or plats of as-built surveys of the sites of the Real Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines;
                  (B) the lines of streets abutting the sites and width thereof;
                  (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map; and

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                           (vi)     Flood Certificates. Certification from a
                  registered engineer or land surveyor or other evidence reasonably acceptable to the Administrative Agent that none of the improvements on the Real Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on the Real Properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount reasonably satisfactory to the Administrative Agent for the applicable portion of the premises, naming the Administrative Agent, for the benefit of the Lenders, as mortgagee.

                  (f) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as additional insured or loss payee on behalf of the Lenders.

                  (g) Consents. Receipt by the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent that the representation and warranty set forth in Section 6.6 is true and correct in all material respects as of the Closing Date.

                  (h) Corporate Structure. The corporate capital and ownership structure of the Parent and its Subsidiaries shall be as described in Schedule 5.1(h).

                  (i) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer or treasurer of the Borrower as of the Closing Date stating that, immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (i) no Default or Event of Default exists, (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (iii) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2 (calculated using the amount of Funded Debt outstanding on the Closing Date and the amounts for all other components of such financial covenant calculations as of the last day of the most recent month end prior to the Closing Date).

                  (j) Fees and Expenses. Payment by the Credit Parties of the fees and expenses due and payable by them to the Lenders and the Administrative Agent, as set forth herein and in the Fee Letter.

                  (k) Existing Credit Facility. The outstanding obligations under the Existing Credit Agreement shall have been refinanced in accordance with the terms of this Credit Agreement.

                  (l) Financial Statements. The Lenders shall have received copies of the financial statements referenced in Section 6.1(a).

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         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall the L/C Issuer be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto; provided, however, that the existence of any Default or Event of Default resulting from the failure of the Borrower to timely make a payment under the Construction Loan Documents shall not, in and of itself, constitute a failure to satisfy the conditions set forth in this subsection (c) in connection with a requested Revolving Loan the proceeds of which are to be applied to make such payment under the Construction Loan Documents on behalf of the Borrower in accordance with the terms of Section 2.2(b).

                  (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect since December 31, 2002.

                  (e) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments.

The delivery of each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c),
(d) and (e) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

         6.1      FINANCIAL CONDITION.

                  (a) The audited consolidated balance sheets and income statements of (i) Packaging Holdings, L.L.C. and its Subsidiaries for fiscal years 2000 and 2001 and

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         (ii) the Parent and its Subsidiaries for fiscal year 2002 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by PricewaterhouseCoopers, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Credit Parties covered by such financial statements as of such date and for such periods. The unaudited interim consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of, and the related unaudited interim consolidated and consolidating statements of earnings and of cash flows for, the six (6) month period ended June 30, 2003 have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (A) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (B) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Parent and its Subsidiaries as of such date and for such periods, subject to normal year end audit adjustments. During the period from June 30, 2003 to and including the Closing Date, there has been no sale, transfer or other disposition by the Parent or any of its Subsidiaries of any material part of the business or property of the Parent and its Subsidiaries taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Parent and its Subsidiaries taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

                  (b) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Parent and its Subsidiaries as of such date and for such periods, except in the case of financial statements delivered pursuant to Section 7.1(b), subject to normal year end audit adjustments and the absence of footnotes.

         6.2      NO MATERIAL CHANGE.

         Since December 31, 2002, there has been no development or event relating to or affecting a Credit Party which has had or would be reasonably expected to have a Material Adverse Effect.

         6.3      ORGANIZATION AND GOOD STANDING.

         Each Credit Party (a) is a corporation or limited liability company or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the State (or other jurisdiction) of its incorporation or organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every jurisdiction where the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite organizational power and authority to own its Properties and to carry on its business as now conducted and as proposed to be conducted.

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         6.4      DUE AUTHORIZATION.

         Each Credit Party (a) has the requisite organizational power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary organizational action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation, bylaws, articles of organization or operating agreement or other organizational documents, as applicable, (b) materially violate, materially contravene or materially conflict with any Law (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation, contravention or conflict of which, or default under, would have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than Permitted Liens and those Liens contemplated in or created in connection with the Credit Documents) upon or with respect to its Properties.

         6.6      CONSENTS.

         Except for consents, approvals and authorizations and orders, filings, registrations and qualifications (a) which have been obtained or made, (b) as may be necessary to perfect the security interest of the Administrative Agent in the Collateral to the extent required under the Collateral Documents and (c) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      ENFORCEABLE CREDIT PARTY OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium Laws or similar Laws relating to or affecting creditors' rights generally or by general equitable principles.

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         6.8      NO DEFAULT.

         No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its Properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and continues to exist except as previously disclosed in writing to the Administrative Agent.

         6.9      OWNERSHIP.

         Other than Permitted Liens, each Credit Party is the owner of (free and clear of all Liens) and has good and marketable title to, or has a valid leasehold interest in or license to use, (a) all of its Mortgage Properties and Leasehold Mortgage Properties (except as indicated on the Mortgage Policies accepted by the Administrative Agent) and (b) all of its other Property necessary for the conduct of its business.

         6.10     INDEBTEDNESS.

         The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule
6.10 and (c) as otherwise permitted by this Credit Agreement.

         6.11     LITIGATION.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Credit Party which would have or would be reasonably expected to have a Material Adverse Effect.

         6.12     TAXES.

         Each Credit Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due and payable (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) that are due and payable, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. To the knowledge of the Credit Parties, as of the Closing Date, there are no material amounts claimed to be due against any of them by any Governmental Authority.

         6.13     COMPLIANCE WITH LAW.

         Each Credit Party is in compliance with all Laws (including without limitation Environmental Laws) applicable to it, or to its Properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

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         6.14     ERISA.

         Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state Laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

                  (c) Neither a Credit Party nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of each Credit Party and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the most recent audited financial statements of the Parent

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         and its Subsidiaries delivered pursuant to Section 5.1(l) or Section
         7.1(a) in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

         6.15     SUBSIDIARIES AS OF THE CLOSING DATE.

         Set forth on Schedule 6.15 is a complete and accurate list as of the Closing Date of all Subsidiaries of each Credit Party. Information on Schedule
6.15 includes as of the Closing Date jurisdiction of incorporation or organization, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. The outstanding Capital Stock of all such Subsidiaries is (to the extent applicable) validly issued, fully paid and non-assessable and is, to the extent owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than Permitted Liens and than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, as of the Closing Date neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock. As of the Closing Date, none of the Credit Parties owns any shares of Capital Stock in any Foreign Subsidiaries.

         6.16     USE OF PROCEEDS.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. No proceeds of the Loans hereunder have been or will be used (a) to acquire, directly or indirectly, any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act (including, without limitation, Sections 13(d) and 14(d) thereof) or to refinance any Indebtedness used to acquire any such securities or (b) for the Acquisition of another Person unless such Acquisition is a Permitted Acquisition.

         6.17     GOVERNMENT REGULATION.

                  (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, (i) for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or (ii) for the purpose of purchasing or carrying or trading in any securities if, as a result thereof, the Administrative Agent would be required to take any action under Regulation T. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or

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         carrying any margin stock within the meaning of Regulation U or any
         "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Exchange Act, regulations issued pursuant to the Securities Act or the Exchange Act, or Regulation T, U or X.

                  (b) No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party is (i) an "investment company" registered or required to be registered as such under the Investment Company Act of 1940, as amended, and, to the best of its knowledge, is not controlled (as such term is defined in the Investment Company Act of 1940, as amended) by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.18     ENVIRONMENTAL MATTERS.

                  (a) Except as would not cause or reasonably be expected to cause a Material Adverse Effect:

                           (i)      Each of the Real Properties and all
                  operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties (the "Businesses").

                           (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses.

                           (iii)    Hazardous Materials have not been
                  transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party in a manner that would give rise to liability under any applicable Environmental Laws.

                           (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party, threatened, under any Environmental Law to which a Credit Party is a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party, the Real Properties or the Businesses.

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                           (v)      There has been no release (including,
                  without limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                           (vi) To the knowledge of the Credit Parties, no Credit Party has assumed any liability of any Person (other than another Credit Party) under any Environmental Law.

                  (b) Each Credit Party has adopted procedures that are designed to (i) ensure that such Credit Party, any of its operations and each of the Real Properties owned or leased by such Credit Party comply with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that such Credit Party, any of its operations and each of the Real Properties owned or leased by such Credit Party may have under applicable Environmental Laws.

         6.19     INTELLECTUAL PROPERTY.

         Each Credit Party owns, or has the legal right to use, all material trademarks, service marks tradenames, patents, copyrights, technology, know-how, processes and other trade secrets (the "Intellectual Property") owned or licensed by it. Set forth on Schedule 6.19 is a list as of the Closing Date of all registrations and applications for material Intellectual Property owned by each Credit Party or that any Credit Party has the right to use and a list of all license agreements to which a Credit Party is a party relating to material Intellectual Property that any Credit Party has the right to use as of the Closing Date. Except as provided on Schedule 6.19 or except as would not result or be reasonably expected to result in a Material Adverse Effect, no claim has been asserted by any Person against any Credit Party in writing and is pending challenging or questioning the use of any Intellectual Property owned by a Credit Party or that any Credit Party has a right to use or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party have knowledge of any such claim, and to the Credit Parties' knowledge the use of any Intellectual Property by the Credit Parties does not infringe on the rights of any Person. Except as set forth on Schedule 6.19, as of the Closing Date, none of the material Intellectual Property owned by a Credit Party is subject to any licensing or franchise agreement.

         6.20     SOLVENCY.

         As of the Closing Date, each Credit Party (other than IPMC Acquisition, L.L.C.) is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent. At any time after the Closing Date, the Credit Parties on a consolidated basis are Solvent.

         6.21     INVESTMENTS.

         All Investments of each Credit Party are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

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

         6.22     LOCATION OF COLLATERAL.

         Set forth on Schedule 6.22(a) is a list as of the Closing Date of all Real Properties with street address, county and state where located. Set forth on Schedule 6.22(b) is a list as of the Closing Date of all locations where any personal property of a Credit Party is located (other than personal property of the Credit Parties not in excess of $100,000 in the aggregate), including county and state where located. Set forth on Schedule 6.22(c) is a list as of the Closing Date of the chief executive office and principal place of business of each Credit Party.

         6.23     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or written statement on the date as of which such agreement, financial statements, document, certificate or statement is made, certified or furnished to the Lenders by any Credit Party (including any officer or director of a Credit Party) in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein (in light of the circumstances in which they were made), taken as a whole, not misleading; provided that projections and assumptions expressed in the information, exhibits, reports, certificates, statements and documents so furnished were reasonable based on the information available at the time so furnished, but no Credit Party makes any representation or warranty that such projections or assumptions will prove in the future to be accurate or that any Credit Party will achieve the financial results reflected therein.

         6.24     LICENSES, ETC.

         The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain and hold the same would not have a Material Adverse Effect.

         6.25     COLLATERAL DOCUMENTS.

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens shall (upon the making of all filings and recording required) be perfected security interests and Liens to the extent required under the Collateral Documents, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Credit Parties in the Collateral Documents is true and correct in all material respects. Notwithstanding the foregoing, it is understood that certain Collateral can only be perfected upon the filing of adequate financing statements in appropriate filing offices and/or the filing and/or recording of notices with the applicable Intellectual Property recording offices.

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

         6.26     BURDENSOME RESTRICTIONS.

         No Credit Party is a party to any agreement or instrument or any charter or corporate restriction which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

         6.27     LABOR CONTRACTS AND DISPUTES.

         Except as disclosed on Schedule 6.27 or except as would not cause or reasonably be expected to cause a Material Adverse Effect, (a) there is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (b) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; and (c) there is no pending or, to any Credit Party's knowledge, threatened strike, work stoppage, material unfair lease practice claim or other material labor dispute against or affecting any Credit Party or its employees.

         6.28     BROKER'S FEES.

         None of the Credit Parties or any of their Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated as of the Closing Date under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and the Fee Letter and any other fee consented to by the Administrative Agent.

         6.29     CLASSIFICATION AS SENIOR INDEBTEDNESS.

         The Credit Party Obligations constitute "Senior Indebtedness" under and as defined in any agreement governing any outstanding Subordinated Indebtedness.

         6.30     TAX SHELTER REGULATIONS.

         The Credit Parties do not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Credit Party determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If any Credit Party so notifies the Administrative Agent, the Credit Parties acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and L/C Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and (except as otherwise specifically provided below) each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Parent, a consolidated and consolidating balance sheet and income statement of the Parent and its Subsidiaries as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and consolidated and consolidating statements of retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such consolidated and consolidating financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited or qualified as to the scope of the audit and shall not be subject to any "going concern" or like qualification.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter of the Parent (other than the fourth fiscal quarter, in which case ninety (90) days after the end thereof), (i) a consolidated and consolidating balance sheet and income statement of the Parent and its Subsidiaries as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a management discussion as to such financial information and a certificate of the chief financial officer or treasurer of the Parent to the effect that such quarterly financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer or treasurer of the Borrower substantially in the form of Exhibit E, (i) demonstrating

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

         compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such period, (ii) demonstrating compliance with any other terms of this Credit Agreement as reasonably requested by the Administrative Agent and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Compliance With Certain Provisions of the Credit Agreement. Within ninety (90) days after the end of each fiscal year of the Parent, the Borrower shall deliver a certificate containing information regarding (i) the calculation of Excess Cash Flow, and (ii) the amount of any Asset Dispositions where the Net Cash Proceeds received or to be received in connection therewith is in excess of $1,000,000, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

                  (e)      Annual Business Plan and Budgets. Within forty-five
         (45) days after the end of each fiscal year of the Parent, an annual business plan and budget of the Parent and its Subsidiaries containing, among other things, pro forma monthly financial projections for the next fiscal year.

                  (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Parent or any of its Subsidiaries in connection with any annual, interim or special audit of the books of the Parent and its Subsidiaries.

                  (h) Reports. Promptly to the Administrative Agent upon transmission or receipt thereof, (a) copies of any public filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Parent or any of its Subsidiaries shall send to its shareholders generally and (b) upon the written request of the Administrative Agent, all written reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (i) Notices. Upon a Responsible Officer of a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent (i) immediately of the occurrence of an event or condition constituting a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take

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

         with respect thereto, and (ii) promptly of the occurrence of any of the following with respect to any Credit Party or any of its Subsidiaries:
         (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party which would be reasonably expected to be adversely determined and, if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect, or (B) the institution of any proceedings against a Credit Party with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any Law (including but not limited to, any Environmental Law) the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

                  (j) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give prompt written notice to the Administrative Agent promptly (and in any event within two (2) Business Days) of any of the following which would have or reasonably be expected to have a Material Adverse Effect: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, a Credit Party shall furnish the Administrative Agent with such additional information concerning any Plan as may be reasonably requested (and, in the case of a Multiemployer Plan, is reasonably available to the Credit Parties), including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k)      Environmental.

                           (i)      Upon the written request of the
                  Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.18 to be untrue in any material respect, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of

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


                  any Hazardous Materials on any property owned, leased or operated by a Credit Party and as to the compliance by the Credit Parties with Environmental Laws. If the Borrower fails to deliver such an environmental report within seventy-five
                  (75) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrower on demand and added to the Credit Party Obligations.

                           (ii) Each Credit Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions reasonably necessary with respect to all Hazardous Materials on, from, or affecting any real property owned or leased by a Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local Laws and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure to do so would cause or be reasonably expected to cause a Material Adverse Effect.

                  (l) Tax Shelter Determination. Promptly after any Credit Party has notified the Administrative Agent of any intention by such Credit Party to treat the Loans and/or the Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

                  (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, Properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request.

         7.2      FINANCIAL COVENANTS.

                  (a) Leverage Ratio. The Credit Parties shall cause the Leverage Ratio, measured as of the last day of each fiscal quarter of the Parent, to be less than or equal to the ratio shown below for the period corresponding thereto:

                Period                                                       Ratio
--------------------------------------------------------------------------------------
Closing Date through September 30, 2004                                   4.50 to 1.00
--------------------------------------------------------------------------------------
October 1, 2004 through March 31, 2005                                    4.25 to 1.00
--------------------------------------------------------------------------------------
April 1, 2005 and thereafter                                              4.00 to 1.00
--------------------------------------------------------------------------------------

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

                  (b) Senior Leverage Ratio. The Credit Parties shall cause the Senior Leverage Ratio, measured as of the last day of each fiscal quarter of the Parent, to be less than or equal to the ratio shown below for the period corresponding thereto:

              Period                                                          Ratio
--------------------------------------------------------------------------------------
Closing Date through September 30, 2004                                   3.50 to 1.00
--------------------------------------------------------------------------------------
October 1, 2004 through March 31, 2005                                    3.25 to 1.00
--------------------------------------------------------------------------------------
April 1, 2005 and thereafter                                              3.00 to 1.00
--------------------------------------------------------------------------------------

                  (c) Net Worth. The Credit Parties shall cause Net Worth, measured as of the last day of each fiscal quarter of the Parent, to be greater than or equal to the sum of the following (determined on a cumulative basis): (i) 80% of the Net Worth as of September 30, 2003 plus (ii) as of the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 2003, an amount equal to 50% of Net Income of the Parent and its Subsidiaries (to the extent positive) for the fiscal quarter then ended plus (iii) as of the date of any Equity Issuance, 75% of the amount of Net Cash Proceeds from such Equity Issuance.

                  (d) Fixed Charge Coverage Ratio. The Credit Parties shall cause the Fixed Charge Coverage Ratio, measured as of the last day of each fiscal quarter of the Parent, to be greater than or equal to the ratio shown below for the period corresponding thereto:

                Period                                                       Ratio
--------------------------------------------------------------------------------------
Closing Date through September 30, 2004                                   1.10 to 1.00
--------------------------------------------------------------------------------------
October 1, 2004 through March 31, 2005                                    1.15 to 1.00
--------------------------------------------------------------------------------------
April 1, 2005 and thereafter                                              1.20 to 1.00
--------------------------------------------------------------------------------------

         7.3      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by
Section 8.4 or Section 8.5 or unless any such Person determines that any such rights, franchises or authority is no longer necessary to the conduct of its business or unless the failure to preserve and keep in full force and effect any such right, franchise and authority would not have or would not be reasonably expected to have a Material Adverse Effect.

         7.4      BOOKS AND RECORDS.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions to allow preparation of financial statements in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

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

         7.5      COMPLIANCE WITH LAW.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all Laws and all restrictions imposed by Governmental Authorities applicable to it and its property (including, without limitation, Environmental Laws and ERISA) if non-compliance with any such Law or restriction would have or would be reasonably expected to have a Material Adverse Effect.

         7.6      PAYMENT OF TAXES AND CLAIMS.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon any of its Properties; provided, however, that a Credit Party or its Subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or reasonably be expected to have a Material Adverse Effect.

         7.7      INSURANCE.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party, any of its Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.7.

                  (b) In case of any material loss of, damage to or destruction of any Collateral, such Credit Party (i) shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction, (ii) in the event that such Credit Party receives insurance proceeds on account of any such loss of, damage to or destruction of such Collateral in a net amount in excess of $1,000,000 (in respect of any insurance event, the "Excess Proceeds"), such Credit Party will immediately pay over such Excess Proceeds to the Administrative Agent as cash collateral for the Credit Party

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

         Obligations and (iii) whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that (A) such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (1) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party and (2) would not materially impair the rights and benefits of the Administrative Agent or the Lenders under the Collateral Documents, any other Credit Document or any Swap Contract and (B) in the event that such Credit Party receives insurance proceeds on account of any such loss of, damage to or destruction of Collateral in a net amount in excess of $1,000,000, such Credit Party shall not undertake replacement or restoration of any lost, damaged or destroyed Collateral of such Credit Party with insurance proceeds in respect thereof unless the Administrative Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to such loss, destruction or other event giving rise to the payment of such insurance proceeds; provided, further, however, if such Credit Party elects not to repair or replace any lost, damaged or destroyed Collateral in accordance with clause (A) above or is not permitted to repair or replace such lost, damaged or destroyed Collateral pursuant to clause (B) above, such Credit Party may apply any related insurance proceeds to an Eligible Reinvestment.

                  (c) With respect to any Excess Proceeds deposited with the Administrative Agent by any Credit Party as provided in the subsection (b) above, the Administrative Agent agrees to release such Excess Proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed or, subject to the terms of such subsection (b), to make an Eligible Reinvestment; provided that, within ninety (90) days from the date that the Administrative Agent receives such Excess Proceeds, the Administrative Agent shall have received a written application for release of such Excess Proceeds from such Credit Party establishing satisfaction of the conditions set forth in clause (B) of subsection
         (b) above or that, subject to the terms of such subsection (b), such Credit Party plans to apply such proceeds to make an Eligible Reinvestment.

                  (d) Any insurance proceeds received by any Credit Party on account of any such loss of, damage to or destruction of Collateral that (i) are not applied pursuant to subsection (b) above within the period of one hundred eighty (180) days following the date the applicable Credit Party receives such proceeds to repair or replace the Collateral or, subject to the terms of such subsection (b), to make an Eligible Reinvestment, (ii) are not permitted to be applied pursuant to clause (B) of such subsection (b) to repair or replace the Collateral and are not otherwise applied to make an Eligible Reinvestment in accordance with the terms of such subsection (b) within the period of one hundred eight (180) days following the date the applicable Credit Party receives such proceeds or (iii) constitute Excess Proceeds which have been deposited with the Administrative Agent and with respect to which the conditions for application to replacement or restoration or for making an Eligible Reinvestment or for release set forth in subsection (c) above shall not have been met on or before the first Business Day following the date ninety (90) days from the date the

         Administrative Agent receives such Excess Proceeds, shall be applied (by the Credit Parties or, in the case of Excess Proceeds held by the Administrative Agent, by the Administrative Agent) to prepay the Loans (and Cash Collateralize the L/C Obligations) in accordance with the terms of Section 2.4(b)(iii)(B).

                  (e) All insurance proceeds shall, to the extent set forth in the Collateral Documents, be subject to the security interest of the Administrative Agent (for the ratable of the Lenders) under the Collateral Documents.

         7.8      MAINTENANCE OF PROPERTY.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, maintain and preserve its Properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such Properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses unless any such Credit Party determines any such Properties or equipment are no longer necessary to the conduct of its business.

         7.9      COLLATERAL.

         If, subsequent to the Closing Date, a Credit Party or any of its Subsidiaries shall (a) (i) acquire any Property, any Intellectual Property which is the subject of any application or registration or any securities, in each case required to be delivered to the Administrative Agent as Collateral hereunder or under any of the Collateral Documents or (ii) enter into any lease agreement with respect to any plant, warehouse or other material real property that is not part of the Real Properties as of the Closing Date, the Borrower shall promptly notify the Administrative Agent of same, or (b) enter into any lease agreement with respect to any real property (other than an office location) not covered by clause (a)(ii) above, the Borrower shall notify the Administrative Agent of same within ninety (90) days of entering into such lease agreement. Each Credit Party will, and will cause each of its Subsidiaries to, take such action (including, but not limited to, the actions similar in scope to those set forth in Sections 5.1(d) and (e) and Section 7.12), as reasonably requested by the Administrative Agent and at its own expense, to ensure that the Administrative Agent (on behalf of the Lenders) has a perfected Lien in all owned real property and such personal property of the Credit Parties and their Subsidiaries as and to the extent set forth in the Collateral Documents (whether now owned or hereafter acquired), subject only to Permitted Liens. Each Credit Party will, and will cause each of its Subsidiaries to, adhere to the covenants regarding changing its legal name or state of incorporation or organization as set forth in the Security Agreement.

         7.10     USE OF PROCEEDS.

         The Credit Parties will, and will cause their Subsidiaries to, use the proceeds of the Loans solely (a) to refinance indebtedness under the Existing Credit Agreement, (b) to repay certain existing Indebtedness of the Credit Parties and their Subsidiaries as set forth on Schedule 7.10, (c) to pay fees and expenses as required by or incurred in connection with this Credit Agreement, (d) to provide working capital for the Credit Parties and their Subsidiaries, (e) for capital expenditures,

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(f) to make any payment when due under the Construction Loan Documents in accordance with Section 2.2(b) and (g) for general corporate purposes of the Borrower and its Subsidiaries. The Credit Parties will use the Letters of Credit solely for the purposes set forth in Section 2.3(a).

         7.11     AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Person's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent, the Required Lenders or their representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the officers, employees and representatives of the Credit Parties; provided that (a) the Administrative Agent and its representatives shall not be entitled to review and make photocopies or photographs of any document (or portion of any document) that the disclosure of which to the Administrative Agent and its representatives would constitute a breach by the applicable Credit Party or any of its Subsidiaries of a confidentiality or similar agreement entered into, or confidential terms agreed to (to the extent such confidentiality or similar agreement or confidential terms were not entered into or agreed to solely in order to avoid disclosing such document to the Administrative Agent and its representatives), by such Credit Party or such Subsidiary with respect to such document (or portion thereof) and (b) the Borrower shall have the right to be present during any discussion, conversation or meeting with any accountant of any Credit Party. The Credit Parties agree that the Administrative Agent and its representatives may conduct an annual audit of the Collateral (or may audit the Collateral at any time during the existence of an Event of Default), at the expense of the Borrower.

         7.12     ADDITIONAL SUBSIDIARIES.

         At the time any Person becomes a direct or indirect Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within sixty (60) days after the date thereof) the Credit Parties shall cause such Person to (a) execute a Joinder Agreement in substantially the same form as Exhibit F, (b) cause all of the Capital Stock (if any) of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank) and pledged to the Administrative Agent pursuant to a pledge agreement in substantially the form of the Pledge Agreement (or a joinder to the existing Pledge Agreement) or otherwise in a form reasonably acceptable to the Administrative Agent, (c) pledge its Property to the Administrative Agent pursuant to a security agreement in substantially the form of the Security Agreement (or a joinder to the existing Security Agreement) or otherwise in a form reasonably acceptable to the Administrative Agent, (d) if such Person has any Subsidiaries, (i) deliver all of the Capital Stock (if any) of such Subsidiaries owned by it (together with undated stock powers signed in blank) to the Administrative Agent and (ii) execute an appropriate pledge agreement (or a joinder to the existing Pledge Agreement) and otherwise in a form acceptable to the Administrative Agent, (e) if such Person owns any real property, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other

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appropriate real estate collateral documentation, and deliver such title policies, surveys, environmental reports, flood hazard reports and other documentation as the Administrative Agent may reasonably request, in each case in a form reasonably acceptable to the Administrative Agent, (f) if such Person leases (i) any plant, warehouse or other material real property, to the extent required by the Administrative Agent, (A) use its commercially reasonable efforts to obtain the applicable landlord's consent to grant the Administrative Agent a mortgage Lien on its leasehold interest in such plant warehouse or other material property and (B) to the extent such landlord's consent is obtained, execute any and all necessary leasehold mortgages, leasehold deeds of trust, leasehold deeds to secure debt or other appropriate real estate collateral documentation, and deliver such title policies, surveys, environmental reports, flood hazard reports and other documentation as the Administrative Agent may reasonably request, in each case in a form acceptable to the Administrative Agent, or (ii) any other real property (other than an office location), use its commercially reasonable efforts to cause to be delivered to the Administrative Agent a landlord waiver or estoppel letter with respect thereto in a form reasonably acceptable to the Administrative Agent and (g) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

         7.13     POST-CLOSING COVENANT.

                  (a) Baxter Springs Intercreditor Agreement Amendment. Within sixty (60) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Borrower shall deliver to the Administrative Agent a letter agreement executed by the parties to the Baxter Springs Intercreditor Agreement, which letter agreement shall amend and modify the Baxter Springs Intercreditor Agreement to reference this Credit Agreement and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                  (b) Environmental Reports. Within ninety (90) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Borrower shall deliver to the Administrative Agent environmental reports (or updates to existing environmental reports) with respect to the Mortgage Properties and the Leasehold Mortgage Properties, each in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) Consignment Letters. Within fifteen (15) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Borrower shall use its commercially reasonable efforts to deliver to the Administrative Agent fully-executed consignment letters with respect to those locations listed on Schedule 4(h) to the Security Agreement.

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                  (d)      IP Matters. Within ninety (90) days after the Closing
         Date (or such extended period of time as agreed to by the Administrative Agent), the Borrower shall provide evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that all breaks in the chain of title of the Intellectual Property of the Credit Parties have been corrected in the appropriate records of the United States Patent and Trademark Office and the United States Copyright Office.

                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and L/C Obligations, together with interest, fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except the following:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Parent or any of its Subsidiaries existing as of the Closing Date and set forth on Schedule 6.10, and (except in respect of the Baxter Springs Debt) amendments, restatements, supplements, refundings, renewals, refinancings, replacements or extensions thereof on terms and conditions no less favorable, in the aggregate, to the Parent or such Subsidiary, as applicable, than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such amendment, restatement, supplement, refunding, renewal, refinancing, replacement or extension;

                  (c) Indebtedness owing by a Credit Party (other than the Parent) to another Credit Party (other than the Parent);

                  (d) purchase money Indebtedness of the Borrower or any of its Subsidiaries (including Capital Leases and Synthetic Leases) to finance the purchase, construction or improvement of fixed assets (including equipment); provided that (i) the total of all such Indebtedness for all such Persons shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding (in addition to any such Indebtedness referred to in subsection (b) above); (ii) no such Indebtedness when incurred shall exceed the purchase price or cost of construction or improvement of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

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                  (e)      Subordinated Indebtedness of the Parent incurred in
         connection with a Permitted Acquisition in an aggregate principal amount not to exceed $25,000,000;

                  (f) Indebtedness of any Credit Party arising from Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

                  (g) guaranties of Indebtedness not prohibited by this Credit Agreement;

                  (h) Indebtedness of a Person existing at the time such Person became a Subsidiary of any Credit Party in connection with a Permitted Acquisition; provided, that (i) such Indebtedness was not created or incurred in contemplation of such Permitted Acquisition and
         (ii) the aggregate outstanding principal amount of such Indebtedness for all such Persons shall not exceed $5,000,000 at any time; and

                  (i) other secured or unsecured Indebtedness hereafter incurred by the Borrower or any of its Subsidiaries; provided that (i) the credit documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to any Credit Party that are materially more restrictive than the covenants and default provisions contained in the Credit Documents and (ii) the aggregate outstanding principal amount of such Indebtedness shall not exceed $5,000,000 at any time.

         8.2      LIENS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its Property of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, materially alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date and businesses which are substantially similar or related thereto or logical extensions thereof.

         8.4      CONSOLIDATION; MERGER; DISSOLUTION; LIQUIDATION; WINDING UP.

         Except in connection with an Asset Disposition permitted by the terms of Section 8.5, no Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries and any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower or with the Borrower; provided that in any such case (i) if such transaction involves the Borrower, the Borrower shall be the continuing or surviving Person and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as

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to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction, (b) the Borrower or any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with a Permitted Acquisition if (i) the Borrower or such Subsidiary shall be the continuing or surviving Person or in the case of a Subsidiary, the surviving Person is or becomes a Subsidiary upon consummation of such merger and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section
7.9 after giving effect to such transaction and (c) any Wholly-Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time so long as the Property of such Wholly-Owned Subsidiary is either (i) transferred to a Credit Party or (ii) sold in accordance with the terms of Section 8.5, in each case in connection with such dissolution, liquidation or winding up.

         8.5      DISPOSITION OF ASSETS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, make any Asset Disposition (including, without limitation, any sale and leaseback transaction) unless (a) the consideration received in connection therewith shall be cash and/or Cash Equivalents, (b) if such transaction is a sale and leaseback transaction, such transaction is permitted by the terms of
Section 8.6, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Credit Party, (d) with respect to the sale or other disposition of all or a portion of the Detroit Paper Mill or any assets comprising the Detroit Paper Mill, the Net Cash Proceeds therefrom in excess of $1,500,000 are used to prepay the Loans (and Cash Collateralize L/C Obligations) in accordance with the terms of Section 2.4(b)(iii)(A), (e) the aggregate net book value of all Asset Dispositions (other than the sale or other disposition of all or a portion of the Detroit Paper Mill or any assets comprising the Detroit Paper Mill) by the Credit Parties in all such transactions after the Closing Date shall not exceed $5,000,000, (f) no later than thirty (30) days after any Asset Disposition where the expected Net Cash Proceeds to be received in connection therewith is in excess of $1,000,000, the Administrative Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the date of such Asset Disposition, briefly describing the assets sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and (g) the Credit Parties shall, within the period of one hundred eighty (180) days following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) make Eligible Reinvestments or (ii) prepay the Loans (and Cash Collateralize L/C Obligations) in accordance with the terms of Section 2.4(b)(iii)(A). Pending final application of the Net Cash Proceeds of any Asset Disposition, the Credit Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

         Upon a sale of Property permitted by this Section 8.5, the Administrative Agent shall promptly deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation and shall take such other action as is reasonably necessary to evidence the release of the Administrative Agent's security interest in such Property, including, without limitation, any mortgage release, leasehold mortgage release or amendments or terminations of UCC financing

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statements. The Lenders hereby authorize the Administrative Agent to deliver such documentation and to take such actions.

         8.6      SALE LEASEBACKS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease of any Property, whether now owned or hereafter acquired, (a) which such Credit Party has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease.

         8.7      INVESTMENTS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.

         8.8      RESTRICTED PAYMENTS.

         No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) the Borrower may make dividends or distributions to the Parent for the purposes of making (i) Subordinated Debt Payments to the extent permitted by Section 8.9(c), (ii) Federal, state and other income tax payments that are due and payable by the Parent and other payments for corporate, administrative and operating expenses of Parent and (iii) the purchases and dividends contemplated by clauses (c) and (d) below, (b) as permitted by Section 8.9 or Section 8.10, (c) the purchase of Capital Stock (or options to purchase Capital Stock) of the Parent from employees, officers or directors upon the death, disability or termination (voluntarily or involuntarily) of their employment with the Parent or any of its Subsidiaries and (d) so long as no Default or Event of Default exists before or would result immediately after giving effect to any such dividend, the Parent may pay cash dividends to its shareholders in an amount not to exceed $3,000,000 during any twelve (12) month period.

         8.9 RESTRICTIONS ON MODIFICATIONS TO AND PAYMENTS OF CERTAIN INDEBTEDNESS.

         No Credit Party will, nor will it permit any of its Subsidiaries to,
(a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner materially adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or optional redemption or optional acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any other

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Indebtedness (including, without limitation, any Subordinated Indebtedness), (b)
amend or modify any of the terms of any Subordinated Indebtedness without the prior written consent of the Required Lenders or (c) make any Subordinated Debt Payment; provided, however, the Parent may make a Subordinated Debt Payment if such payment is not made in violation of the subordination provisions governing the applicable Subordinated Indebtedness that are approved in accordance with the terms of the definition of Subordinated Indebtedness. Notwithstanding anything to the contrary contained in this Section 8.9, the Borrower shall be permitted to prepay any of the Baxter Springs Debt at any time that a Default or Event of Default has occurred and is continuing under Section 9.1(g)(ii)(A)(2) in respect of the Baxter Springs Debt and no other Default or Event of Default is then existing.

         8.10     TRANSACTIONS WITH AFFILIATES.

         No Credit Party will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (i) Exempt Affiliate Transactions and (ii) those transactions that are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.11     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         No Credit Party will, nor will it permit any of its Subsidiaries to,
(a) change its fiscal year or (b) in any manner that would (i) cause or reasonably be expected to cause a Default or an Event of Default or (ii) reasonably be likely to materially adversely affect the rights of the Lenders, change its organizational documents.

         8.12     NO LIMITATIONS.

         Except as contemplated by or in connection with any Indebtedness permitted by Section 8.1, no Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock,
(b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except (in respect of any of the matters referred to in clauses (a)-(d) above) for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest, customary non-assignment provisions in any license to any Credit Party of intellectual property owned by a third party (or with respect to which such third party has a right to use) or customary non-assignment provisions in other contracts which are not material to the business and operations of the Credit Parties, (ii) this Credit Agreement and the other Credit Documents, (iii) applicable Law, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (v) any agreement governing the Baxter Springs Debt, as in effect as of the Closing Date and (vi) customary conditions and restrictions

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contained in any agreement relating to the sale of any Property not prohibited under the Credit Agreement pending the consummation of such sale, but only with respect to the Property to be sold.

         8.13     OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON OPERATIONS OF
                  BORROWER.

         Notwithstanding any other provisions of this Credit Agreement to the contrary:

                  (a) The Credit Parties will not permit any direct or indirect Subsidiary of the Borrower to (i) permit any Person (other than the Borrower or any Wholly - Owned Subsidiary of the Borrower) to own any Capital Stock in any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly - Owned Subsidiary of the Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any Capital Stock in such Subsidiary, except pursuant to the Credit Documents and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

                  (b) The Parent shall not (i) own or lease any Property other than the Capital Stock of its Subsidiaries and cash to pay operating expenses and other obligations permitted under the Credit Documents, (ii) have any liabilities other than (A) the liabilities permitted under the Credit Documents, (B) Indebtedness permitted pursuant to Section 8.1, (C) tax liabilities in the ordinary course of business, (D) liabilities in connection with the issuance of its equity, (E) liabilities in connection with Permitted Acquisitions and
         (F) corporate, administrative and operating expenses in the ordinary course of business and (iii) engage in any business other than (A) owning the Capital Stock of its Subsidiaries, activities incidental or related thereto and activities required to maintain its status as a registered public company, (B) acting as a Guarantor hereunder and pledging its Property to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party and (C) engaging in activities related to Permitted Acquisitions.

         8.14     NO OTHER NEGATIVE PLEDGES.

         No Credit Party will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except (a) pursuant to customary non - assignment or net worth provisions in any lease governing a leasehold interest or customary non - assignment any other contracts which are not material to the business and operations of the Credit Parties, (b) pursuant to this Credit Agreement and the other Credit Documents, (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (d) pursuant to applicable Law, (e) pursuant to any agreement governing the Baxter Springs Debt, as in effect as of the Closing Date and (f) pursuant to customary restrictions and conditions contained in any agreement relating to the

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         sale of any Property not prohibited by the Credit Agreement pending the consummation of such sale, but only with respect to Property to be sold.

         8.15     NO FOREIGN SUBSIDIARIES.

         No Credit Party will, nor will it permit any of its Subsidiaries to, create, acquire or permit to exist any Foreign Subsidiary.

                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence, and during the continuance, of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any L/C Obligation or (ii) within three (3) Business Days of when due of any interest on the Loans or on any L/C Obligation or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c)      Covenants. Any Credit Party shall:

                           (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(i)(i), 7.2, 7.3, 7.9, 7.10 or Section 8 inclusive;

                           (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section
                  7.1 (other than Section 7.1(i)(i)) and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof being given by the Administrative Agent; or

                           (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of a

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                  Responsible Officer of a Credit Party becoming aware of such default or notice thereof being given by the Administrative Agent.

                  (d) Other Credit Documents; Failure of Agreements. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (other than the Credit Agreement) and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the security interests, Liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary of any Credit Party not prohibited by Section 8.4 or Section 8.5, the Guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guaranty.

                  (f) Bankruptcy, etc. The occurrence of any of the following (each a "Bankruptcy Event"): (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect is commenced against any Credit Party and such petition remains unstayed and in effect for a period of sixty (60) consecutive days; or (iii) any Credit Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g)      Defaults under Other Agreements.

                           (i) A Credit Party shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party and such default would have or would be reasonably expected to have a Material Adverse Effect; or

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                           (ii)     With respect to any Indebtedness in excess
                   of $1,000,000 (other than Indebtedness outstanding under this
                  Credit Agreement) of a Credit Party (A) such Person shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default (after giving effect to any applicable grace period) in the observance or performance of any term, condition or agreement relating to such Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit (without regard to any notice requirement), the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity (other than a regularly scheduled payment or mandatory prepayment); or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled or required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has not denied coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) sixty
         (60) days.

                  (i) ERISA. The occurrence of any of the following events or conditions which in the aggregate would have a Material Adverse
         Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j)      Ownership. There shall occur a Change of Control.

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                  (k)      Classification as Senior Indebtedness. The Credit
         Party Obligations shall at any time fail to constitute "Senior Indebtedness" under and as defined in any agreement governing any outstanding Subordinated Indebtedness.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence, and during the continuance, of an Event of Default, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, all L/C Obligations and any and all other Credit Party Obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of a Bankruptcy Event, it will immediately pay) to the Administrative Agent Cash Collateral to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and any and all rights under applicable Laws, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if a Bankruptcy Event shall occur, then the Commitments shall automatically terminate and all Loans, all L/C Obligations, all accrued interest in respect thereof, all accrued and unpaid fees and other Credit Party Obligations owing to the Lenders hereunder and under the other Credit Documents shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by Law, a separate right of payment and shall be

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considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the exercise of remedies by the Administrative Agent or the Lenders pursuant to
Section 9.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out - of - pocket costs and expenses (including without limitation reasonable Attorney Costs) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Administrative Agent and the Lenders under the Credit Documents and any protective advances made by the Administrative Agent or any of the Lenders with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Section 3) owed to the Administrative Agent, the L/C Issuer or any Lender;

                  THIRD, to payment of that portion of the Credit Party Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and including with respect to any Secured Swap Contract, any fees, premiums and scheduled periodic payments due under such Secured Swap Contract, ratably among the Lenders (and any Affiliate of a Lender party to a Secured Swap Contract) as set forth below;

                  FOURTH, to payment of that portion of the Credit Party Obligations constituting unpaid principal of the Loans, L/C Borrowings and any breakage, termination or other payments pursuant to Secured Swap Contracts, and to Cash Collateralize the undrawn amounts of Letters of Credit, ratably among the Lenders (and any Affiliate of a Lender party to a Secured Swap Contract) as set forth below; and

                  FIFTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders (and Affiliates of Lenders party to Secured Swap Contracts) shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, L/C Obligations and net payment obligations under Secured Swap Contracts held by such Lender bears to the aggregate then outstanding Loans, L/C Obligations and obligations under Secured Swap Contracts) of amounts

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available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent as Cash Collateral and applied (i) first, to reimburse the L/C Issuer or, to the extent participated to the Lenders, the Lenders from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clause "FOURTH" above in the manner provided in this Section 9.3.

                                   SECTION 10

                              ADMINISTRATIVE AGENT

         10.1     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 and in the definition of "Agent - Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

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         10.2     DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys - in - fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney - in - fact that it selects in the absence of gross negligence or willful misconduct.

         10.3     LIABILITY OF ADMINISTRATIVE AGENT.

         No Agent - Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent - Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the Properties, books or records of any Credit Party or any Affiliate thereof.

         10.4     RELIANCE BY ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and

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         such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         10.5     NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement and specifying and describing the Default that has occurred. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with
Section 9; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         10.6     CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
AGENT.

         Each Lender acknowledges that no Agent - Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent - Related Person to any Lender as to any matter, including whether Agent - Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent - Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent - Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or

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responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent - Related Person.

         10.7     INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent - Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent - Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent - Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent - Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out - of
- pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations and the resignation of the Administrative Agent.

         10.8     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

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         10.9     SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent upon thirty
(30) days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and, unless the Borrower and the Lenders choose to appoint an L/C Issuer that is different than the Administrative Agent, L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.

         10.10    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Credit Party Obligations that are owing and unpaid and to file such other documents as may be

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         necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3(i) and (j), 2.8 and 11.4) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.8 and 11.4.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11    COLLATERAL AND GUARANTY MATTERS.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any disposition of Property that is permitted hereunder or under any other Credit Document, or (iii) subject to Section 11.1, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Property that is permitted by clause (i) of the definition of Permitted Liens; and

                  (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in

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particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

         10.12    OTHER AGENTS; ARRANGERS AND MANAGERS.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "documentation agent," "co - agent," "book manager," "book runner," "lead manager," "arranger," "lead arranger" or "co - arranger" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1     AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (b) (i) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest or fees due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby or (ii) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment of any reimbursement or indemnification obligation hereunder or under any other Credit Document without the written consent of each Lender possessing a reimbursement right or indemnification right that has accrued or is due and payable at such time;

                  (c) (i) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees payable hereunder or under any other Credit

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         Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate, or (ii) reduce the amount of any reimbursement or indemnification obligation hereunder or under any other Credit Document without the written consent of each Lender possessing a reimbursement right or indemnification right that has accrued or is due and payable at such time;

                  (d) change Section 2.12 or Section 9.3 in a manner that would alter the pro rata sharing of payments among the Lenders required thereby without the written consent of each Lender;

                  (e) change any provision of this Section 11.1 (provided that class vote provisions in this Section may be amended with the approval of a majority of each class (without the need for the approval of each member of each class)) or the definition of "Required Lenders" or any other provision hereof requiring the consent of each Lender to amend, waive or otherwise modify such provision or any rights thereunder, without the written consent of each Lender;

                  (f) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral;

                  (g) except as the result of or in connection with a dissolution, merger or disposition of a Credit Party not prohibited by
         Section 8.4 or Section 8.5, release the Borrower or all or substantially all of the other Credit Parties from its or their obligations under the Credit Documents without the written consent of each Lender;

                  (h) without the consent of the Required Revolving Lenders (other than Defaulting Lenders), waive any Default or Event of Default (or amend any provision of any Credit Document that results in any outstanding Default or Event of Default being cured or terminated) solely for purposes of Section 5.2(c); provided, however, that only the consent of the Required Revolving Lenders shall be necessary to waive any such outstanding Default or Event of Default solely for purposes of
         Section 5.2(c);

                  (i) without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche A Term Loan (and participations therein) and a majority of the outstanding Tranche B Term Loan (and participations therein), (i) amend, change, waive, discharge or terminate Section 9.3 so as to alter the manner of application of any payment in respect of the Credit Party Obligations or proceeds of Collateral or (ii) amend, change, waive, discharge or terminate Section 2.4(c) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.4(b)(ii), (iii), (iv) or (v) hereof, in each case only to the extent such amendment, change, waiver, discharge or termination directly affects such Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of

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the L/C Issuer under this Credit Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;
(iv) a Letter of Credit may be amended in accordance with the terms of Section 2.3(b)(i) and (ii); and (v) the execution of any Joinder Agreement by the Administrative Agent, the Borrower and the new Subsidiary or Subsidiaries party thereto, and any update to the Schedules hereto and to the Collateral Documents made in accordance with the terms of such Joinder Agreement, shall not require the approval of any Lender.

         For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 11.1, this Credit Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Required Lenders (x) to increase the aggregate Commitments of the Lenders (by the addition of new Lenders or increasing the individual Commitments of existing Lenders that consent thereto), (y) to add one or more additional tranches of Loans to the Credit Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Credit Agreement and other Credit Documents with the other then outstanding Credit Party Obligations and (z) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche A Term Loan (and participations therein) and a majority of the outstanding Tranche B Term Loan (and participations therein), or otherwise to share ratably with or with preference to the Revolving Loans without the consent of the Lenders holding a majority of the outstanding Revolving Loans.

         Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

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         11.2     NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed (by certified or registered mail, postage prepaid), faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                           (i) if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                           (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

                  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (A) actual receipt by the relevant party hereto and (B) (1) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (2) if delivered by mail (by certified or registered mail, postage prepaid), four (4) Business Days after deposit in the mails; (3) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and
         (4) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Section 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually - signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually - signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1, and to distribute Credit

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         Documents for execution by the parties thereto, and may not be used for any other purpose except as deemed reasonable and appropriate by the Administrative Agent after consultation with the Borrower.

                  (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) reasonably believed by the Administrative Agent and any such Lenders to have been given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent - Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed to have been given by or on behalf of the Borrower. All telephonic notices to and other communications with (i) the credit services group of the Administrative Agent and (ii) any other division or group within the Administrative Agent (which notifies the Borrower in writing after the Closing Date of such fact), may be recorded by such group or division of the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.3     NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

         11.4     ATTORNEY COSTS, EXPENSES AND TAXES.

         The Credit Parties jointly and severally agree (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Credit Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, (b) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Credit Party Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs and (c) to pay or reimburse each Lender for all costs and expenses incurred during the existence of an Event of Default in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during

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any "workout" or restructuring in respect of the Credit Party Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out - of - pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent. All amounts due under this Section 11.4 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Credit Party Obligations.

         11.5     INDEMNIFICATION BY THE BORROWER.

         Whether or not the transactions contemplated hereby are consummated, the Credit Parties jointly and severally shall indemnify and hold harmless each Agent - Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys - in - fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or the consummation of the transactions contemplated thereby,
(b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Liability related in any way to any Credit Party or any Subsidiary thereof, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, nor shall any Indemnitee have any liability for any indirect, consequential or punitive damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.5 shall be payable within ten (10) Business Days after

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written demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Credit Party Obligations.

         11.6     PAYMENTS SET ASIDE.

         To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set - off, and such payment or the proceeds of such set - off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set - off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         11.7     SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with

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         respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, (A) if such Commitment assigned is a Revolving Commitment, shall not be less than $2,500,000 and (B) if such Commitment assigned is a Tranche A Term Loan Commitment or a Tranche B Term Loan Commitment, shall not be less than $1,000,000, in each case unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) any assignment of a Revolving Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Revolving Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
         (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, with only one such fee payable in the case of substantially contemporaneous assignments to Approved Funds or Affiliates of a single Lender; provided that such processing and recordation fee shall not be required for any assignment from a Lender to an Affiliate of such Lender and shall not be reimbursed by any Credit Party. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit
         Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, 11.4 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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                  (d)      Any Lender may at any time, without the consent of,
         or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates (other than accounts managed by Oak Hill Advisors, Inc. or its Affiliates) or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b) and (c) of the first proviso to Section 11.1 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.1, 3.4 of 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the Borrower consents otherwise. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations, to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.7, (i) no such pledge shall release the pledging Lender from any of its

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         obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)).

         11.8     CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Credit Party and such information from such source is not, to such Lender's or the Administrative Agent's actual knowledge, subject to an obligation of confidentiality; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitments, and the Credit Extensions; provided, however, the Administrative Agent and the Lenders may not disclose non-

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public financial information regarding any Credit Party to such market data collectors and other service providers. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011 - 4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         11.9     SET-OFF.

         In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized, subject to the terms of Section 2.12, at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by each Credit Party to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender (or any Lender Affiliate, branch or agent of such Lender) to or for the credit or the account of the respective Credit Parties against any and all Credit Party Obligations owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Credit Document and although such Credit Party Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set - off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set - off and application. Notwithstanding the foregoing the parties hereto agree that the Lenders' rights of set off with respect to Cash Collateral are subject to the rights of the Administrative Agent (on behalf of the Lenders) with respect to such Cash Collateral pursuant to the terms of the control or similar agreement related to such account and the other Collateral Documents.

         11.10    INTEREST RATE LIMITATION.

         Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non - usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative

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Agent or any Lender shall receive interest in an amount that exceeds the Maximum
Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Credit Party Obligations hereunder.

         11.11    COUNTERPARTS.

         This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12    INTEGRATION; EFFECTIVENESS; CONTINUING AGREEMENT.

                  (a) This Credit Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Credit Agreement and those of any other Credit Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Credit Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                  (b) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns. At such time as this Credit Agreement becomes effective pursuant to the terms of the immediately preceding sentence, the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement and the related refinancing, and the Credit Parties and the Lenders party to the Existing Credit Agreement shall no longer have any obligations thereunder (other than those obligations in the Existing Credit Agreement that expressly survive the termination thereof).

                  (c) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, L/C Obligations, interest, fees and other Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other

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         than those obligations that expressly survive the termination of this
         Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

         11.13    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Commitment remains outstanding, any Loan or any other Credit Party Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.14    SEVERABILITY.

         If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.15    TAX FORMS.

                  (a)      (i)      Each Foreign Lender shall deliver to the
                  Borrower and the Administrative Agent, prior to receipt of any payment under any Credit Document (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W - 8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from U.S. withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement) or IRS Form W - 8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement) or such other evidence

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                  satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to a complete exemption from U.S. withholding tax, including any exemption pursuant to
                  Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Credit Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re - designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                           (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W - 8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                           (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.1
                  (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W - 8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Credit Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to
                  Section 3.1 in the event

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                  that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Credit Documents is not subject to withholding or is subject to withholding at a reduced rate.

                           (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Credit Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

                  (b) Each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W -
         9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back - up withholding tax imposed by the Code, without reduction.

                  (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Credit Party Obligations hereunder and the resignation of the Administrative Agent.

         11.16    REPLACEMENT OF LENDERS.

         Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Credit Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign, and such Lender shall assign, its Commitment and outstanding Loans (with the assignment fee to be paid by the Eligible Assignee in such instance) at par (unless otherwise consented to by such Lender) pursuant to Section 11.7(b) to one or more other Lenders or Eligible Assignees procured by the Borrower. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.5) and
(y) release such Lender from its obligations under the Credit Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations.

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         11.17    GOVERNING LAW.

                  (a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, EACH OF THE CREDIT PARTIES, THE Administrative Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON - EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE CREDIT PARTIES, THE Administrative Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.18    WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         Each of the parties hereto has caused a counterpart of this Credit
Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           PACKAGING DYNAMICS OPERATING COMPANY,
                                    a Delaware corporation

                                    By: /s/ Henry C. Newell
                                        -----------------------------------
                                    Name: Henry C. Newell
                                    Title: Chief Financial Officer

GUARANTORS:                         PACKAGING DYNAMICS CORPORATION,
                                    a Delaware corporation

                                    BAGCRAFT PACKAGING, L.L.C.
                                    (f/k/a BAGCRAFT ACQUISITION, L.L.C.),
                                    a Delaware limited liability company

                                    INTERNATIONAL CONVERTER, INC.,
                                    a Delaware corporation

                                    IPMC ACQUISITION, L.L.C.,
                                    a Delaware limited liability company

                                    WOLF PACKAGING INC.,
                                    an Iowa corporation

                                    By: /s/ Henry C. Newell
                                        ----------------------------------
                                    Name: Henry C. Newell
                                    Title: Chief Financial Officer

ADMINISTRATIVE AGENT
AND LENDERS:

                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent for the Lenders

                                   By: /s/ Mary F. Edwards
                                       ----------------------------------
                                   Name: Mary F. Edwards
                                   Title: Assistant Vice President

                            (Signatures Continued)

                                           Packaging Dynamics Operating Company
                                              Credit Agreement - September 2003
                                                                 Signature Page

                                    BANK OF AMERICA, N.A.,
                                    as a Lender and as L/C Issuer

                                    By: /s/ Richard C. Hardison
                                        ----------------------------------
                                    Name: Richard Hardison
                                    Title: Vice President

                             (Signatures Continued)

                                            Packaging Dynamics Operating Company
                                               Credit Agreement - September 2003
                                                                  Signature Page

                                    NATIONAL CITY BANK

                                    By: /s/ Stephanie Pass
                                        ----------------------------------
                                    Name: Stephanie Pass
                                    Title: Vice President

                                            Packaging Dynamics Operating Company
                                               Credit Agreement - September 2003
                                                                  Signature Page

                                    THE NORTHERN TRUST COMPANY

                                    By: /s/ Roger McDougal
                                        ----------------------------------
                                    Name: Roger McDougal
                                    Title: Second Vice President

                                            Packaging Dynamics Operating Company
                                               Credit Agreement - September 2003
                                                                  Signature Page

                                    FIFTH THIRD BANK (CHICAGO)

                                    By: /s/ Joshua L. Van Manen
                                        ----------------------------------
                                    Name: Joshua L. Van Manen
                                    Title: AVP

                                                                  Signature Page

                                    BANK OF SCOTLAND

                                    By: /s/ Joseph Fratus
                                        -----------------------
                                    Name: Joseph Fratus
                                    Title: First Vice President

                                                                  Signature Page

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    By: /s/ Edward Kruschka
                                        --------------------------------
                                    Name: Edward Kruschka
                                    Title: Commercial Banking Officer

                                                                  Signature Page